 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-255089
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 13, 2021)
3,752,202 Shares
(in the form of 625,367 American Depositary Shares)
CHF 1.00 per Share
$6.50 per American Depositary Share
We are offering 3,752,202 shares in the form of American Depositary Shares, or ADSs, in the United States to an institutional investor, referred to herein as the offering. Each ADS represents the right to receive six shares of Addex Therapeutics Ltd.
Additionally, in a concurrent private placement, we are selling to the purchaser of our shares represented by ADSs in this offering, (i) warrants to purchase up to an aggregate of 9,230,772 shares, represented by 1,538,462 ADSs, or the Warrants, exercisable 60 days after the date of issuance at an exercise price of $6.50 per ADS, and (ii) pre-funded warrants to purchase up to 5,478,570 shares represented by 913,095 ADSs, or the Pre-Funded Warrants, or, together with the Warrants, the Unregistered Warrants, which are immediately exercisable at an exercise price of $0.01 per ADS. The Warrants expire six years from the date of issuance while the Pre-Funded Warrants may be exercised at any time until the Pre-Funded Warrants are exercised in full. The Unregistered Warrants issued in the concurrent private placement, and the shares represented by ADSs issuable upon exercise of the Unregistered Warrants, have not been registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.
Our ADSs are listed on the Nasdaq Stock Market, or Nasdaq, under the symbol “ADXN.” The ADSs began trading on Nasdaq on January 29, 2020. Our shares are listed on the SIX Swiss Exchange, or SIX, under the symbol “ADXN.” The offering price is $6.50 per ADS (CHF 1.00 per share). The closing price of our ADSs on Nasdaq on December 15, 2021 was $6.51 per ADS, and the closing price of our shares on SIX on December 15, 2021 was CHF 1.09 per share.
The closings of the offering and the concurrent private placement, will occur substantially simultaneously.
Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.5 to Form F-3 is $39.1 million, based on 27,665,966 shares held by non-affiliates and a $1.41 closing price of the shares on SIX on November 5, 2021. During the 12 full calendar months preceding the date of this prospectus, we have sold $12,140 of securities under General Instruction I.B.5 to Form F-3. The shares offered hereby comprise a portion of the $150.0 million aggregate value of securities registered for resale on a primary basis on the registration statement of which this prospectus supplement forms a part.
We are an “emerging growth company” and a “foreign private issuer”, each as defined under federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See the section titled “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in ADSs representing our shares involves a high degree of risk. Before buying any ADSs representing our shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 8 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.
	Per Share	Per ADS	Total
Offering price	CHF1.00	$6.50	$4,064,885.50
Placement agent’s fees(1)	CHF0.07	$0.44	$274,379.77
Proceeds, before expenses, to us	CHF 0.93	$6.06	$3,790,505.73

(1)
In addition, we have agreed to pay the placement agent a management fee of 1.0% of the gross proceeds raised in this offering and to reimburse the placement agent for certain of its offering-related expenses. We refer you to “Plan of Distribution” beginning on page S-34 for additional information regarding placement agent compensation.

We engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or aggregate amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table above. See “Plan of Distribution” beginning on page S-34 of this prospectus supplement for more information regarding these arrangements.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The ADSs will be ready for delivery on or about December 21, 2021.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 16, 2021

Prospectus Supplement
Base Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
On April 7, 2021, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form F-3 (File No. 333-255089) utilizing a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on April 13, 2021. Under this shelf registration process, we may, from time to time, offer ADSs on a primary basis having an aggregate offering price of up to $150,000,000 from time to time under the registration statement of which this prospectus supplement forms a part, subject to the limitations as to aggregate amount of issuable securities provided in General Instruction I.B.5 of Form F-3.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus gives more general information, some of which may not apply to the offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus.
In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor the placement agent have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with the offering. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with the offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with the offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
We are offering to sell, and seeking offers to buy, our ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with the offering and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with the offering must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with the offering outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with the offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by

S-ii

this prospectus supplement, the accompanying prospectus or any such free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We own trademarks for Addex Therapeutics in Switzerland. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement or the accompanying prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement or the accompanying prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Our reporting currency is the Swiss franc. The terms “dollar,” “USD” or “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland. Except as otherwise set forth herein, all conversions to U.S. dollars are based on the exchange rate between the Swiss franc and the U.S. dollar of $1.0838 per CHF 1.0 as of December 15, 2021.
The financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been prepared in accordance with the international financial reporting standards, or IFRS, as issued by the international accounting standards board, or the IASB. None of the financial information in this prospectus supplement and the accompanying prospectus have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to the terms “Addex,” “Addex Therapeutics,” “Addex Therapeutics Ltd,” “the Company,” “we,” “us” and “our” refer to Addex Therapeutics Ltd together with its subsidiaries.

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MARKET, INDUSTRY AND OTHER DATA
This prospectus supplement contains estimates, projections and other information concerning our industry, our business and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties such as investment banking analysts, industry, medical and general publications, government data and similar sources. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:
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the development of our product candidates, including statements regarding the timing of initiation, completion and the outcome of pre-clinical studies or clinical trials and related preparatory work, the period during which the results of the studies or trials will become available and our research and development programs with respect to our product candidates;

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the impact of COVID-19 on our business and operations;

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our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

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our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

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our plans to research, develop, manufacture and commercialize our product candidates;

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the timing of our regulatory filings for our product candidates;

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the size and growth potential of the markets for our product candidates;

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our ability to raise additional capital;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our expectations regarding our ability to obtain and maintain intellectual property;

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our ability to attract and retain qualified employees and key personnel;

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our ability to contract with third party suppliers and manufacturers and their ability to perform adequately;

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how long we will qualify as an emerging growth company or a foreign private issuer;

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our estimates regarding future revenue, expenses and needs for additional financing;

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regulatory developments in the United States, European Union and other jurisdictions; and

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our intended use of the net proceeds of the offering.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in ADSs representing our shares, you should read this entire prospectus supplement carefully, including the sections of this prospectus supplement titled “Risk Factors”, the accompanying prospectus, the documents that are incorporated herein and therein by reference, including any financial statements in such documents and the notes to those financial statements, and any free writing prospectus that we have authorized for use in connection with the offering, before making an investment decision. This prospectus supplement may add to, update or change information contained in or incorporated by reference in the accompanying prospectus.
Overview
We are a clinical-stage pharmaceutical company focused on the development and commercialization of an emerging class of novel orally available small molecule drugs known as allosteric modulators. Allosteric modulators target a specific receptor or protein and alter the effect of the body’s own signaling molecules on their target through a novel mechanism of action. These innovative small molecule drug candidates offer several potential advantages over conventional non-allosteric molecules and may offer an improved therapeutic approach to existing drug treatments. To date, our research and development efforts have been primarily focused on building a portfolio of proprietary drug candidates based on our allosteric modulator development capability. The allosteric modulator principle has broad applicability across a wide range of biological targets and therapeutic areas, but our primary focus is on G-protein coupled receptors, or GPCR, targets implicated in neurological diseases, where we believe there is a clear medical need for new therapeutic approaches.
Using our allosteric modulator discovery capabilities, we have developed a pipeline of proprietary clinical and preclinical stage drug candidates. We or our partners are developing these clinical and preclinical stage proprietary drug candidates for diseases for which there are no approved therapies or where improved therapies are needed. These include levodopa induced dyskinesia associated with Parkinson’s disease, or PD-LID, non-parkinsonian dystonia (including blepharospasm), or dystonia, epilepsy, substance use disorder (including alcohol use disorder), Charcot-Marie-Tooth type 1A neuropathy, or CMT1A, post-traumatic stress disorder, or PTSD, and other neurodegenerative diseases. Some of these indications are classified as rare diseases, that may allow for orphan drug designation by regulatory agencies in major commercial markets, such as the United States, Europe and Japan. Orphan drug designation may entitle the recipient to benefits, in the jurisdiction granting the designation, such as market exclusivity following approval and assistance in clinical trial design, a reduction in user fees or tax credits related to development expenses.
We are developing our lead drug candidate, dipraglurant, as a metabotropic glutamate receptor subtype 5 negative allosteric modulator, or mGlu5 NAM, for the treatment of PD-LID. We are conducting a placebo-controlled Phase 2b/3 pivotal clinical trial of dipraglurant in PD-LID patients since June 2021. The clinical trial is expected to be conducted at approximately 50 sites in the United States and target enrollment of approximately 140 patients. We have received orphan drug designation from the United States Food and Drug Administration, or FDA, for dipraglurant in PD-LID and expect to report topline results at the end of the fourth quarter of 2022. In parallel, we are developing an extended release formulation of dipraglurant as a novel orally available mGlu5 NAM for the treatment of blepharospasm. We are conducting an exploratory placebo-controlled Phase 2 clinical trial in blepharospasm patients using the current immediate release formulation of dipraglurant and expect to report topline results at the end of the first quarter of 2022.
Our partnered drug candidate, ADX71149 is a novel orally active metabotropic glutamate receptor subtype 2 positive allosteric modulator, or mGlu2 PAM for the treatment of epilepsy. Our partner, Janssen Pharmaceuticals, Inc., or Janssen, a subsidiary of Johnson & Johnson has been conducting a placebo-controlled Phase 2a proof of concept clinical trial of ADX71149 in epilepsy patients since June 2021. We expect to report topline results in the third quarter of 2022. Under our agreement with Janssen, Janssen is responsible for financing the development and commercialization, if any, of ADX71149.
We are also conducting a research program under our strategic partnership with Indivior PLC, or Indivior, to discover novel orally available gamma-aminobutyric acid subtype B receptor positive allosteric modulators, or GABAB PAMs. We are currently in clinical candidate selection phase and expect IND enabling studies to be initiated in 2022. Under the terms of the agreement with Indivior, we have the right to select drug candidates for development in certain exclusive indications outside of substance use disorder. We plan to develop our selected drug candidate in CMT1A, an indication that has been clinically validated with baclofen, an orthosteric agonist of GABAB, and where we believe there is a significant unmet medical need and commercial opportunity.
Allosteric modulators have broad applicability for many clinically validated GPCR targets which are implicated in multiple therapeutic indications. We intend to continue to leverage our scientific expertise in allosteric modulation and our proprietary technology platform to discover novel drug candidates for the treatment of neurological diseases.
Based on our expertise in allosteric modulation, our goal is to build a leading neuroscience company focused on conditions where current treatment options are limited and where unmet medical needs exist. Our business strategy includes the possibility of entering into collaborative arrangements with third parties to complete the development and commercialization of our proprietary drug candidates, such as our partnership with Janssen for ADX71149 and our strategic partnership with Indivior for GABAB PAM. We cannot forecast with any degree of certainty which proprietary products or indications, if any, will be subject to future collaborative arrangements, in whole or in part, and how such arrangements would affect our development plan or capital requirements. To date, we have secured grants and other funding from: The Michael J. Fox Foundation for Parkinson’s Research, or MJFF, for the development of dipraglurant for the treatment of PD-LID; the National Institute of Drug Abuse, or NIDA, to generate important data on the role of GABAB in substance use disorder; the Swiss Innovation Agency, or Innosuisse, to advance our understanding of the role of our drug candidates in neurodegenerative and psychiatric diseases; the Eurostars Joint Programme, or Eurostars to identify novel drug candidates on mGlu7 NAM for PTSD; and the Charcot-Marie-Tooth Association, or CMTA to evaluate the role of GABAB PAM compounds in preclinical models of CMT1A. As we advance our clinical and preclinical programs, we will continue to apply for subsidies, grants and government or agency sponsored studies that could offset or reduce our development costs.
The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized pharmaceutical companies, including products approved for marketing and/or product candidates under development, for each of the product candidates and each of the indications for which we are developing. Furthermore, government authorities in the United States, at the federal, state and local levels, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of pharmaceutical products, such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.
Research and Development Portfolio
Using our allosteric modulator platform and drug discovery and development expertise, we have established a portfolio of clinical and preclinical programs, both internally and with partners.
Dipraglurant for the treatment of levodopa-induced dyskinesia associated with Parkinson’s disease. We are developing dipraglurant as a novel orally available mGlu5 NAM for the treatment of PD-LID. PD-LID is a disease with significant commercial opportunity as improved therapies are needed. We believe that, subject to regulatory approval, dipraglurant may offer an innovative and differentiated treatment approach from existing therapies. In a 28 day Phase 2a placebo-controlled clinical trial, conducted in the United States and Europe, in patients with PD-LID, dipraglurant met its primary end point, was generally well tolerated and no clinically significant abnormalities of safety monitoring parameters occurred. In addition, at Day 1 and Day 14, dipraglurant showed statistically significant effects on PD-LID clinical symptoms, as measured using mAIMs. However, an increasing placebo response resulted in the effect of dipraglurant on PD-LID clinical symptoms not showing statistical significance at Day 28. We are conducting a Phase 2b/3 placebo-controlled pivotal clinical trial of dipraglurant in PD-LID patients since June 2021. The clinical trial is expected to be conducted at approximately 50 sites in the United States and target enrollment of approximately 140 patients. We have also received orphan drug designation from the FDA for dipraglurant in PD-LID and expect to report topline results at the end of the fourth quarter of 2022.
Dipraglurant, for the treatment of non-Parkinsonian dystonia, including blepharospasm. We are developing an extended-release formulation of dipraglurant as a novel orally available mGlu5 NAM for the treatment of blepharospasm. There are many types of dystonia affecting up to 300,000 people in the United States. Blepharospasm is characterized by involuntary muscle contractions and spasms of the eyelid muscles resulting in sustained eyelid closure causing substantial visual disturbance or functional blindness. Blepharospasm affects approximately 50,000 people in the United States with 2,000 new patients being diagnosed annually. We are conducting an exploratory placebo-controlled Phase 2 clinical trial in blepharospasm patients, using the current immediate release formulation of dipraglurant. Subject to regulatory approval, we believe that dipraglurant may offer an innovative and differentiated treatment approach for multiple types of dystonia and present a significant commercial opportunity. We expect to report topline results at the end of the first quarter of 2022.
Externally Developed Out-licensed Product Candidate
ADX71149 (mGlu2 PAM) for the treatment of epilepsy.   Our partnered drug candidate, ADX71149 is a novel orally active mGlu2 PAM. Our partner, Janssen, has completed Phase 1 and two Phase 2a clinical trials in schizophrenia and anxious depression, respectively. Janssen has conducted several preclinical studies in epilepsy and is conducting a placebo-controlled Phase 2a proof of concept clinical trial of ADX71149 in epilepsy patients since June 2021. Under our agreement with Janssen, Janssen is responsible for financing the development and commercialization, if any, of ADX71149. We expect to report topline results in the third quarter of 2022.
Material Internal Research Programs

GABAB PAM for the treatment of substance use disorder.   Our partner, Indivior, has licensed worldwide rights to our GABAB PAM program and is responsible for all development, manufacture and commercialization of any selected GABAB PAM drug candidates. Under the agreement, we are responsible for executing a research program funded by Indivior to discover novel drug candidates. Indivior has the right to select GABAB PAM drug candidates from our research program. We are in clinical candidate selection phase and expect IND enabling studies to be initiated in 2022. Indivior’s primary focus is substance use disorder, including alcohol use disorder. We believe that substance use disorder is an indication with a significant commercial opportunity. Existing therapies often do not provide effective control of symptoms or have side effects that discourage adherence. Subject to regulatory approval, we believe that GABAB PAM may offer an innovative and differentiated treatment approach from existing therapies and may provide benefit to patients.
GABAB PAM for the treatment of CMT1A.   Our license agreement with Indivior provides for a funded research program, under which we have the right to select drug candidates for exclusive development in certain indications outside of substance use disorder, including CMT1A, a rare disease indication. We plan to pursue orphan drug designation for a selected drug candidate for CMT1A. The program is in clinical candidate selection phase and we expect to initiate IND enabling studies in 2022. As part of clinical candidate selection, we are evaluating selected drug candidates in preclinical models of CMT1A in collaboration with the CTMA. We believe an oral small molecule GABAB PAM with a once-a-day dosing and without the adherence-limiting side effects of baclofen, which is currently used off label, could bring benefit to patients and consequently present a strong commercial opportunity for us.
mGlu7 NAM for the treatment of PTSD.   We are developing mGlu7 NAM as a novel orally available treatment to reduce fear memory in PTSD, a disorder that can lead to intense fear and anxiety. Current medication is unspecific and ineffective, with a number of side effects. By selectively targeting mGlu7 with NAMs, the brain circuitries involved in fear and anxiety can be more precisely modulated, potentially resulting in a more focused response and fewer side effects than current therapeutic approaches. Subject to regulatory approval, we believe our mGlu7 NAM may offer an innovative and differentiated treatment approach from existing therapies. The program is in clinical candidate selection phase and we expect to initiate IND enabling studies in 2022. A consortium led by us has been awarded a €4.85 million grant from the Eurostars Joint Programme to advance the program to drug candidate stage.
mGlu2 NAM for the treatment of mild neurocognitive disorders, or mNCD.   We are developing mGlu2 NAM as a novel orally available treatment for mNCD associated with Alzheimer's disease, Parkinson's disease and depressive disorders. The program is in late lead optimization phase and we expect to enter clinical candidate selection phase early in 2022.
Early Stage Internal Research Programs
mGlu4 PAM for the treatment of Parkinson’s disease.   We are developing mGlu4 PAM as a novel orally available treatment for Parkinson’s disease. We are currently optimizing multiple chemical series of highly selective mGlu4 PAMs with compounds in early lead optimization.
mGlu3 PAM for the treatment of neurodegenerative disorders.   We are developing mGlu3 PAM as a novel orally available treatment for neurodegenerative disorders. We are currently optimizing multiple chemical series of highly selective mGlu3 PAMs, with compounds in early lead optimization.

Corporate Information
We are organized as a stockholding company under the laws of Switzerland. Our American Depositary Shares have been listed on Nasdaq under the symbol “ADXN” since January 29, 2020, and our shares have been listed on SIX since May 2007 under the symbol “ADXN”.
Our corporate headquarters is located at Chemin des Mines 9, CH-1202 Geneva, Switzerland, where the telephone number is +41 (0)22 884 1555, and our registered office is located at c/o Addex Pharma SA, Chemin des Aulx 12, CH-1228 Plan-les-Ouates, Geneva, Switzerland. Our website address is www.addextherapeutics.com/en/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on our website or any such information in making your decision whether to purchase our securities.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:
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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (2) the last day of 2025; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three year period.
Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING
The offering
625,367 ADSs, representing 3,752,202 shares at an offering price of CHF 1.00 per share and $6.50 per ADS.
Concurrent private placement
In a concurrent private placement, we are selling to the investor in the offering (i) 1,538,462 Warrants to purchase up to an aggregate of 9,230,772 shares, represented by 1,538,462 ADSs and (ii) Pre-Funded Warrants to purchase up to 5,478,570 shares represented by 913,095 ADSs. The Warrants will be exercisable 60 days after the date of issuance at an exercise price of $6.50 per ADS and will expire six years from the date of issuance. The Pre-Funded Warrants are immediately exercisable until exercised in full at an exercise price of $0.01 per ADS. The Unregistered Warrants issued in the concurrent private placement, and the shares represented by ADSs issuable upon exercise of the Unregistered Warrants, have not been registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”
Shares (including shares in the form of ADSs) to be outstanding immediately after the offering
37,903,186 shares.
American Depositary Shares
Each ADS represents six shares, nominal value CHF 1.00 per share. Holders of ADSs have the rights of an ADS holder or beneficial owner (as applicable) as provided in the deposit agreement amongst us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of ADSs representing our shares, see the section titled “Description of American Depositary Shares” on page 23 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We also encourage you to read the deposit agreement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.
Depositary
Citibank, N.A.
Use of Proceeds
We estimate that the net proceeds to us from this offering and the sale of the Pre-Funded Warrants, after deducting the placement agent fees and estimated offering expenses payable by us, to be approximately $8.6 million.
We intend to use the net proceeds from this offering and concurrent private placement to advance our preclinical and clinical pipeline.
See “Use of Proceeds” for a more complete description of the intended use of proceeds from the offering.

Risk Factors
See the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 7 of the accompanying prospectus and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in ADSs representing our shares.
Trading Symbols
Our ADSs are listed on Nasdaq under the symbol “ADXN” and our shares are listed on the SIX under the symbol “ADXN.”
Unless otherwise stated in this prospectus supplement, the number of our shares set forth herein is based on 34,150,984 shares outstanding as of September 30, 2021, but excludes:
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15,121,968 treasury shares indirectly held through our wholly-owned subsidiary Addex Pharma SA, on such date, and which may be sold in this offering and the concurrent private placement;

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authorized (but unissued) capital of 24,636,476 shares as of September 30, 2021;

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conditional (but unissued) capital of 24,636,476 shares, including 5,866,898 shares reserved for issuance upon exercise of any options or warrants granted in connection with an issuance of bonds, similar obligations or other financial instruments and 18,769,578 shares reserved for issuance pursuant to our equity incentive plans of which 8,835,214 relate to outstanding stock options and subscriptions rights linked to equity sharing certificates granted under our equity incentive plans, each as of September 30, 2021;

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1,700 equity sharing certificates (bons de jouissance/Genussscheine) as of September 30, 2021 issued to our 100% owned subsidiary, Addex Pharma SA, of which 199 have been granted under our equity incentive plans with subscriptions rights to 198,750 shares outstanding September 30, 2021. These subscription rights are included in the 18,769,578 of conditional capital referred to above; and

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up to 3,339,576 additional shares issuable upon exercise of the Warrants (in addition to those currently represented by treasury shares, as set forth in the first bullet above) to be issued in the concurrent private placement, each such Warrant having an exercise price of $6.50 per ADS. See “Private Placement Transaction.”

RISK FACTORS
Investing in ADSs representing our shares involves a high degree of risk. Before deciding whether to invest in, you should carefully consider the risks and uncertainties described under the section captioned “Item 3. Key Information. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on March 11, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus (including the section titled “Risk Factors” starting on page 8 thereof), the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our ADSs would likely decline and you might lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.
Risks Related to our ADSs and Shares and this Offering
The Investor in this offering will experience immediate and substantial dilution in the book value of their investment.
The offering price of the shares and ADSs in the offering is substantially higher than the net tangible book value per share before giving effect to the offering. Accordingly, if you invest in the shares or ADSs in the offering, you will incur immediate substantial dilution of CHF 0.54 per share or $3.51 per ADS based on the offering price of CHF 1.00 per share ($6.50 per ADS) and our as adjusted net tangible book value as of September 30, 2021. In addition, we plan to issue the Warrants and Pre-Funded Warrants to purchase up to 9,230,772 shares represented by 1,538,462 ADSs and up to 5,478,570 shares represented by 913,095 ADSs, respectively, in the concurrent private placement. The Warrants will be exercisable 60 days following the consummation of this offering while the Pre-Funded Warrants may be exercised at any time until exercised in full. Furthermore, if the board authorizes the issuance of additional shares, ADSs or warrants or convertible securities are issued and subsequently exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after the offering, see “Dilution.”
A substantial number of shares and ADSs may be sold in the market following this offering, which may depress the market price for our shares and ADSs.
Sales of a substantial number of shares and ADSs in the public market following this offering could cause the market price of our shares and ADSs to decline. A substantial majority of our outstanding shares and ADSs are, and the shares and ADSs offered hereby will be, freely tradable without restriction or further registration under the Securities Act. Pursuant to the terms of securities purchase agreement, we intend to file a registration statement on Form F-1 covering the sale of the shares underlying the Unregistered Warrants. Upon effectiveness of such registration statement, all such shares will be freely tradeable in the United States.
An investment in our securities is speculative, and there can be no assurance of any return on any such investment.
An investment in our securities is highly speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in their investment, including the risk of losing their entire investment.
The market price for our shares and ADSs may be highly volatile and could decline significantly.
Our securities have a relatively small public float and may be less liquid and more volatile than securities of companies with broader public ownership. Factors affecting the market price of the securities, many of which are beyond our control, include:
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trading in our shares and ADSs, and securities derivative thereof, by the purchaser in this offering and the concurrent private placement;

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low daily trading volume of our securities on the SIX Swiss Exchange and on Nasdaq Stock Market;

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announcements by us and developments that impact our financial results, business and partners;

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fluctuations in our financial position or operating results;

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changes in our business strategy and operations;

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changes in our senior management team or Board of Directors;

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changes in the recommendations of securities analysts regarding us or our industry;

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commentary by investors on the prospects for our business, the shares or ADSs on the internet and/or social media and resulting in trading of our shares or ADSs;

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unusual trading in our shares or ADSs or securities derivative thereof, including pursuant to naked, or uncovered, short positions;

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investor need for liquidity;

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investor assessment of the valuation of us and our competitors;

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fluctuations in interest rates;

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price and volume of the markets where our securities trade; and

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future offerings of our securities.

In addition, securities markets in general have from time to time, and in particular in recent years, experienced significant price and volume fluctuations. Such fluctuations, as well as the economic environment as a whole, can have a substantial negative effect on the market price of our securities, regardless of our operating results or our financial position. Any such broad market fluctuations may adversely affect the trading price of our securities.
We have broad discretion over the use of the net proceeds from this offering and the concurrent private placement and may use them in ways with which you do not agree and in ways that may not enhance our operating results or the price of the shares or ADSs.
Our board of directors and management will have broad discretion over the application of the net proceeds that we receive from this offering and the concurrent private placement. We may spend or invest these proceeds in ways with which our shareholders and holders of ADSs disagree or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering and the concurrent private placement, together with our existing cash resources as described in “Use of Proceeds.” However, our use of these proceeds may differ substantially from our current plans. Failure by our management to apply these funds effectively could harm our business, results of operations, cash flows, financial condition and/or prospects. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.
We expect to continue to incur increased costs as a result of operating as a company with securities listed in the United States in addition to Switzerland, and our senior management will be required to devote substantial time to ongoing compliance initiatives and corporate governance practices.
As a company with securities listed in the United States in addition to Switzerland, and particularly after we no longer qualify as an emerging growth company, we expect to continue to incur significant legal, accounting, and other expenses. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations impose various requirements on non-U.S. reporting public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our senior management and other personnel will need to continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.
Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, we will be required to furnish a report by our senior management on our internal control over financial reporting beginning with our second annual report to be filed with the SEC. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To prepare for eventual compliance with Section 404, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. We anticipate that the process to document and evaluate our internal control over financial reporting will be both costly and challenging.
An active market may not develop or be sustained in which investors can resell such ADSs.
Although our shares have traded on SIX since 2007 and ADSs representing our shares have traded on Nasdaq since January 29, 2020, we cannot predict the extent to which an active market for ADSs representing our shares will develop or be sustained on Nasdaq, or how the development of such a market might affect the market price for our shares on SIX and on Nasdaq. The price at which ADSs representing our shares trade on Nasdaq may or may not be correlated with the price at which our shares trade on SIX.
Fluctuations in the exchange rate between the U.S. dollar and the Swiss franc may increase the risk of holding the ADSs.
Our share price is quoted on SIX in Swiss francs, while the ADSs trade on Nasdaq in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the Swiss franc may result in temporary differences between the value of the ADSs and the value of our shares, which may result in heavy trading by investors seeking to exploit such differences. In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the Swiss franc, the U.S. dollar equivalent of the proceeds that a holder of the ADSs would receive upon the sale in Switzerland of any shares withdrawn from the depositary receipts facility, and the U.S. dollar equivalent of any cash dividends paid in Swiss francs on our shares represented by the ADSs, could also decline.
Future sales, or the possibility of future sales, of a substantial number of ADSs representing our shares or our shares could adversely affect the price of such securities.
Future sales of a substantial number of ADSs representing our shares or our shares, or the perception that such sales will occur, could cause a decline in the market price of ADSs representing our shares and our shares. As of September 30, 2021, we had 49,272,952 shares, including 15,121,968 treasury shares indirectly held through our wholly-owned subsidiary Addex Pharma SA, and 956,049 ADSs representing our shares issued and outstanding. All of our outstanding shares and ADSs representing our shares are freely tradeable on SIX and Nasdaq respectively. In addition, other than shares held by our affiliates, all such shares are able to be deposited with the depositary in exchange for ADSs representing such shares at the ratio referred to on the cover page of this prospectus, which ADSs will be freely tradeable. If holders sell substantial amounts of ADSs or shares in the respective public markets therefor, or if the market perceives that such sales may occur, the market price of ADSs representing our shares and our shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.
We have never paid dividends on our share capital, and we do not anticipate paying cash dividends in the foreseeable future.
We have never declared or paid cash dividends on our share capital. We do not anticipate paying cash dividends on our registered shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to compliance with applicable laws and covenants under current or future credit facilities, which may restrict or limit our ability to pay dividends and will depend on our financial condition, operating results, capital requirements, distributable profits and/or distributable reserves from capital contributions, general business conditions and other factors that our Board of Directors may deem relevant. As a result, capital appreciation, if any, of our securities will be your sole source of gain for the foreseeable future.

The exercise of equity incentive instruments granted under our equity incentive plan could dilute our share capital.
Pursuant to our existing equity incentive plan, equity sharing certificates (ESCs) with subscription rights to purchase shares, employee stock option plan, or ESOP, and warrants may be exercisable at prices below the market price of our shares at the time of exercise. To the extent that these instruments are exercised in the future, holders of our registered shares will be diluted. As of September 30, 2021, there were 14,902,112 shares reserved for issuance pursuant to subscription rights outstanding under our existing equity incentive plan, including 198,750 shares reserved for ESCs, 8,636,464 shares reserved for the ESOP, and 5,866,898 shares reserved for warrants.
Holders of ADSs may not have the same voting rights as the holders of our shares and may not receive voting materials in time to be able to exercise their right to vote.
Except as described in this prospectus, holders of ADSs representing our shares are not able to exercise voting rights attaching to the underlying shares on an individual basis. Holders of ADSs representing our shares have appointed the depositary or its nominee as their representative to exercise the voting rights attaching to the shares underlying such ADSs. Holders of ADSs representing our shares may not receive voting materials in time to instruct the depositary to vote. The depositary may not be liable for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of ADSs representing our shares may not be able to exercise voting rights and may lack recourse if such ADSs are not voted as requested. In addition, holders of ADSs representing our shares will not be able to call a shareholders’ meeting.
Holders of ADSs representing our shares may not receive distributions on our shares underlying our ADSs or any value for them if it is illegal or impractical to make them available to such holders.
The depositary for ADSs representing our shares has agreed to pay to holders of such ADSs cash dividends or other distributions that it or the custodian receives on our shares after deducting its fees and expenses. Holders of ADSs representing our shares will receive these distributions in proportion to the number of our shares underlying their ADSs. However, in accordance with the limitations set forth in the deposit agreement, it may be unlawful or impractical for the depositary to make a distribution available to holders of ADSs representing our shares. We have no obligation to take any other action to permit the distribution of ADSs representing our shares, shares themselves, rights or anything else to holders of ADSs representing our shares. This means that holders of ADSs representing our shares may not receive any distributions that we make on our shares or any value from them if it is unlawful or impractical to make such distributions available to holders. These restrictions may negatively impact the trading value of ADSs representing our shares.
Holders of ADSs may be subject to limitations on transfer of their ADSs.
ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer, or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement.
ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could augur less favorable results to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our shares provides that holders and beneficial owners of ADSs irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement or the ADSs, including claims under federal securities laws, against us or the depositary to the fullest extent permitted by applicable law. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court, which have non-exclusive jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement and the ADSs. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement or the ADSs. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any provision of the federal securities laws. If you or any other holder or beneficial owner of ADSs brings a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and / or the depositary. If a lawsuit is brought against us and / or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may augur different results than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.
The rights accruing to holders of our shares may differ from the rights typically accruing to shareholders of a U.S. corporation.
We are organized under the law of Switzerland. The rights of holders of shares are governed by the laws of Switzerland and by our Articles of Association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations. See the sections titled “Description of Share Capital and Articles of Association” and “Comparison of Swiss Law and Delaware Law” in the accompanying prospectus and documents incorporated by refence therein for a description of the principal differences between the provisions of Swiss law applicable to us and, for example, the Delaware General Corporation Law relating to shareholders’ rights and protections.
Claims of U.S. civil liabilities may not be enforceable against us.
We are incorporated under the law of Switzerland. Certain of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce judgments obtained in U.S. courts against them or us, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. The United States and Switzerland do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Switzerland. In addition, uncertainty exists as to whether Swiss courts would entertain original actions brought in Switzerland against us or our directors predicated upon the securities laws of the United States or any state in the United States. Any final and conclusive monetary judgment for a definite sum obtained against us in U.S. courts would be treated by the courts of Switzerland. Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the U.S. securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision. If a Swiss court gives judgment for the sum payable under a U.S. judgment, the Swiss judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Swiss court discretion to prescribe the manner of enforcement. As a result, U.S. investors may not be able to enforce against us or certain of our directors, or certain experts named herein who are residents of Switzerland or countries other than the United States, any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Plan-les-Ouates, Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
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the non-Swiss court had jurisdiction pursuant to the PILA;

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the judgment of such non-Swiss court has become final and non-appealable;

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the judgment does not contravene Swiss public policy;

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the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

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no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

We currently qualify as a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to reporting obligations under the Exchange Act, that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.
As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we follow certain Swiss corporate governance rules instead of certain corporate governance requirements of Nasdaq.
As a foreign private issuer, we follow certain of our home country corporate governance rules instead of certain corporate governance requirements of Nasdaq. For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

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have a majority of the board of directors consist of independent directors as such term is defined by Nasdaq;

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have nominating and compensations committees that are fully independent, as defined by Nasdaq;

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solicit proxies and provide proxy statements for all shareholder meetings; and

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seek shareholder approval for the implementation of certain equity compensation plans and issuances of shares.

For an overview of our corporate governance principles, including those which comply with certain of the requirements above, see the section titled “Description of Share Capital and Articles of Association” in the accompanying prospectus and documents incorporated by reference therein.
In accordance with our Nasdaq listing, our Audit Committee is required to comply with the provisions of Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 of the Exchange Act, both of which also are applicable to Nasdaq-listed U.S. companies.
To the extent we determine to follow Swiss corporate governance practices instead of Nasdaq governance requirements applicable to domestic issuers, you may not have the same protections afforded to shareholders of companies that are subject to these Nasdaq requirements.
We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and Nasdaq’s corporate governance requirements applicable to a domestic issuer, and cause us to incur significant incremental legal, accounting and other expenses.
Although we currently qualify as a foreign private issuer, in order to maintain this status, as of each June 30, either (a) a majority of our shares, including shares represented by ADSs, must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors must not be U.S. citizens or residents, (ii) more than 50 percent of our assets must be located outside of the United States and (iii) our business must be administered principally outside of the United States. If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, on January 1 of the succeeding year which are more detailed and extensive than the requirements for foreign private issuers. We would also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer will be significantly higher than the costs that we would incur as a foreign private issuer. As a result, we expect that the loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly.
We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make ADSs representing our shares or our shares less attractive to investors.
We are an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404, and, to the extent that we no longer qualify as a foreign private issuer, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation including golden parachute compensation. We may take advantage of these exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate market value of ADSs representing our shares and our shares held by non-affiliates exceeds $700 million as of any June 30 (the end of our second fiscal quarter) before that time, in which case we would no longer be an emerging growth company as of the following December 31 (our fiscal year-end). We cannot predict if investors will find ADSs representing our shares or our shares less attractive because we may rely on these exemptions. If some investors find such securities less attractive as a result, there may be a less active trading market for ADSs representing our shares or our shares and the price of such securities may be more volatile.
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of ADSs representing our shares or our shares.
Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of ADSs representing our shares or our shares.
Management will be required to assess the effectiveness of our internal controls annually beginning with our second annual report expected to be filed in 2022. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements requiring us to incur the expense of remediation and could also result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of ADSs representing our shares or our shares and the trading volume thereof could decline.
The trading market for ADSs representing our shares and our shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Since we did not undertake a primary offering of ADSs representing our shares in connection with the listing of ADSs on Nasdaq, we do not anticipate that many or any industry analysts in the United States will publish such research and reports in the United States about our shares or ADSs. If no or too few securities or industry analysts commence or continue coverage on us, the trading price for ADSs representing our shares and our shares could be affected. If one or more of the analysts who may eventually cover us downgrade such ADSs or shares or publish inaccurate or unfavorable research about our business, the trading price of ADSs representing our shares or our shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for ADSs representing our shares or our shares could decrease, which might cause the price of such securities and the trading volume thereof to decline.
If we are a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes, the consequences to U.S. holders of our shares or ADSs representing our shares may be adverse.
Based on our analysis of our income, assets, activities and market capitalization for our taxable year ended December 31, 2020, and certain assumptions with respect to the characterization of our income and assets as active or passive, we do not believe that we were classified as a PFIC for our taxable year ended December 31, 2020. Based on the expected nature and composition of our income, assets and activities for our taxable year ending December 31, 2021, and certain assumptions with respect to the characterization of our income and assets as active or passive, we do not expect that we will be classified as a PFIC for our taxable year ending December 31, 2021. However, because our PFIC status is subject to a number of uncertainties and the applicable law is subject to varying interpretations, neither we nor our tax advisors can provide any assurances with respect to our PFIC status for any prior, current, or any future taxable year. Moreover, because the calculation of the value of our assets may be based in part on the value of our shares or ADSs, the value of which may fluctuate considerably, our PFIC status may change from year to year and is difficult to predict. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year and we have not yet made a final determination as to our expected PFIC status for the current year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2020, and the current or any future taxable year. If we determine that we are a PFIC for any subsequent taxable years, we intend to annually provide U.S. Holders, upon request, a “PFIC Annual Information Statement”, with the information required to allow U.S. Holders to make a “qualified electing fund” election, or “QEF Election” for United States federal income tax purposes.
Under the Code, a non-U.S. company will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the quarterly weighted average value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other corporation. If we are a PFIC for any taxable year during which a U.S. Holder (as defined below under “Material U.S. Federal Income Tax Considerations for U.S. Holders”) holds our shares or ADSs representing our shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the shares or ADSs representing our shares, regardless of whether we continue to meet the PFIC test described above, unless the U.S. Holder makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our shares or ADSs representing our shares, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see the section below titled “Material U.S. Federal Income Tax Considerations for U.S. Holders.” Prospective U.S. holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our shares or ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of shares or ADSs of a PFIC.
If a United States person is treated as owning at least 10% of our shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our shares (directly or in the form of ADSs representing our shares), such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our corporate group, if any. A controlled foreign corporation is any foreign corporation in which more than 50% of the total combined voting power of classes of voting stock or the total value of the corporation is owned (or treated as owned) by United States shareholders. If such group includes one or more U.S. subsidiaries, our non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist our investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether such investor is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations described in this risk factor. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our shares or ADSs representing our shares.
Tax authorities may disagree with our positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.
A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. A tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the result could increase our anticipated effective tax rate.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering and the sale of the Pre-Funded Warrants, after deducting the placement agent fees and estimated offering expenses payable by us, to be approximately $8.6 million.
We intend to use the net proceeds from this offering and the concurrent private placement, together with cash on hand, to advance our preclinical and clinical pipeline.
Based on our current operating plan, we believe that the net proceeds from this offering and the concurrent private placement, together with our existing cash, will enable us to fund our planned operating expenses and capital expenditures into 2023. Our ability to pursue and finance our operations and our intended development plans beyond such time will depend on our ability to generate additional funding through partnerships or grants and amounts that we may raise through the further financings such as additional equity offerings.
Our expected use of the net proceeds from this offering and the concurrent private placement represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering and the concurrent private placement or the amounts that we will actually spend on the uses set forth above.
Our management will have broad discretion over the use of the net proceeds from this offering and the concurrent private placement. The amounts and timing of our expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing, cost and success of preclinical studies and ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through our existing collaborations and future collaborations, if any, and any unforeseen cash needs.
Pending any use described above, we may invest the net proceeds of this offering and the concurrent private placement in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed government obligations.

DIVIDEND POLICY
We have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our shares will benefit in the foreseeable future only if our shares appreciate in value.
Under Swiss law, any dividend must be proposed by our board of directors and approved by a shareholders’ meeting. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits (“Jahresgewinn”) or brought forward from the previous business years (“Gewinnvortrag”) or if it has distributable reserves (“frei verfügbare Reserven”), each as evidenced by its audited standalone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as “free reserves” (“freie Reserven”) or as “reserve from capital contributions” (“Reserven aus Kapitaleinlagen”). Distributions out of issued share capital, which is the aggregate nominal value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association” in the accompanying prospectus.

CAPITALIZATION
The following table sets forth our cash and capitalization as of September 30, 2021 on:
•
an actual basis; and

•
on an as adjusted basis to give effect to the sale of 3,752,202 shares (including shares in the form of ADSs) in this offering, offering price of $6.50 per ADS (CHF 1.00 per share) after deducting placement agent fees and estimated offering expenses payable by us in this offering.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of September 30, 2021
CHF in thousands	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash and cash equivalents	15,486	18,378
Shareholders’ equity
Share capital	49,273	49,273
Share premium	288,279	287,419
Treasury shares reserve	(15,475)	(11,722)
Other reserves	15,898	15,898
Accumulated deficit	(324,634)	(324,634)
Total shareholders’ equity, net	13,341	16,234
Total capitalization	13,341	16,234
The number of our shares set forth in the foregoing table and is based on 34,150,984 shares outstanding as of September 30, 2021, but excludes:
•
15,121,968 treasury shares indirectly held through our wholly-owned subsidiary Addex Pharma SA, on such date, and which may be sold in this offering and the concurrent private placement;

•
authorized (but unissued) capital of 24,636,476 shares as of September 30, 2021;

•
conditional (but unissued) capital of 24,636,476 shares, including 5,866,898 shares reserved for issuance upon exercise of any options or warrants granted in connection with an issuance of bonds, similar obligations or other financial instruments and 18,769,578 shares reserved for issuance pursuant to our equity incentive plans of which 8,835,214 relate to outstanding stock options and subscriptions rights linked to equity sharing certificates granted under our equity incentive plans, each as of September 30, 2021;

•
1,700 equity sharing certificates (bons de jouissance/Genussscheine) as of September 30, 2021 have been issued to our 100% owned subsidiary, Addex Pharma SA, of which 199 have been granted under our equity incentive plans with subscriptions rights to 198,750 shares outstanding September 30, 2021. These subscription rights are included in the 18,769,578 of conditional capital referred to above; and

•
up to 3,339,576 additional shares issuable upon exercise of the Warrants (in addition to those currently represented by treasury shares, as set forth in the first bullet above) to be issued in the concurrent private placement, each such Warrant having an exercise price of $6.50 per ADS. See “Private Placement Transaction.”

DILUTION
If you invest in our ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ADS in the offering and the as adjusted net tangible book value per ADS after this offering. Dilution results from the fact that the offering price per ADS is substantially in excess of the net tangible book value per ADS.
As of September 30, 2021, we had a historical net tangible book value of CHF 0.43 per share ($2.77 per ADS). Historical net tangible book value per share represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities, all divided by the number of shares outstanding as of September 30, 2021. Dilution is determined by subtracting historical net tangible book value per share, after giving effect to the additional proceeds we will receive from this offering, from the offering price of $6.50 per ADS (CHF 1.00 per share), after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering (but excluding any proceeds from the exercise of the Unregistered Warrants).
Without taking into account any other changes in net tangible book value after September 30, 2021, other than to give effect to our sale of the shares and ADSs offered in the offering at the offering price of $6.50 per ADS (CHF 1.00 per share), after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2021 would have been $0.49 per share, or $2.99 per ADS. This represents an immediate increase in adjusted net tangible book value of $0.04 per share ($0.22 per ADS) to our existing shareholders and an immediate dilution in net tangible book value of CHF 0.54 per share ($3.51 per ADS) to investors purchasing ADSs in the offering.
The following table illustrates this dilution on a per ADS basis:
Offering price per ADS		$6.50
Historical net tangible book value per ADS as of September 30, 2021	$2.77
Increase in net tangible book value attributable investors participating in the offering	$0.22
As adjusted net tangible book value per ADS	$2.99
Dilution per ADS to investors participating in the offering		$3.51
To the extent that we issue additional shares or ADSs or shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders. Additionally, to the extent that outstanding exercisable options or warrants are exercised, including the Unregistered Warrants, you may experience further dilution.
The tables and discussion above shown are based on 34,150,984 shares outstanding as of September 30, 2021, but excludes:
•
15,121,968 treasury shares indirectly held through our wholly-owned subsidiary Addex Pharma SA, on such date, and which may be sold in this offering and the concurrent private placement;

•
authorized (but unissued) capital of 24,636,476 shares as of September 30, 2021;

•
conditional (but unissued) capital of 24,636,476 shares, including 5,866,898 shares reserved for issuance upon exercise of any options or warrants granted in connection with an issuance of bonds, similar obligations or other financial instruments and 18,769,578 shares reserved for issuance pursuant to our equity incentive plans of which 8,835,214 relate to outstanding stock options and subscriptions rights linked to equity sharing certificates granted under our equity incentive plans, each as of September 30, 2021;

•
1,700 equity sharing certificates (bons de jouissance/Genussscheine) as of September 30, 2021 have been issued to our 100% owned subsidiary, Addex Pharma SA, of which 199 have been granted under our equity incentive plans with subscriptions rights to 198,750 shares outstanding September 30, 2021. These subscription rights are included in the 18,769,578 of conditional capital referred to above; and
•
up to 3,339,576 and additional shares issuable upon exercise of the Warrants (in addition to those currently represented by treasury shares, as set forth in the first bullet above) to be issued in the concurrent private placement, each such Warrant having an exercise price of $6.50 per ADS. See “Private Placement Transaction.”

PRIVATE PLACEMENT TRANSACTION
In a concurrent private placement, we are selling to the purchaser of our shares represented by ADSs in this offering (i) Warrants to purchase up to an aggregate of 9,230,772 shares represented by 1,538,462 ADSs and (ii) Pre-Funded Warrants to purchase up to 5,478,570 shares represented by 913,095 ADSs.
The Unregistered Warrants, and the shares represented by ADSs issuable upon the exercise of the Unregistered Warrants, have not been registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell our shares represented by ADSs issued upon exercise of the Unregistered Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.
Pursuant to the terms of the securities purchase agreement, we intend to file a registration statement on Form F-1 covering the sale of the shares underlying the Unregistered Warrants. Upon effectiveness of such registration statement, all such shares will be freely tradeable in the United States.
Unregistered Warrants
Below is a description of the Unregistered Warrants, which is qualified by reference to the forms of such warrants that are filed as exhibits 4.1 and 4.2 to a Report on Form 6-K filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Exercisability
Warrants.   The Warrants are exercisable beginning on the date that is 60 days following their issuance and at any time thereafter up to the date that is six years from the date of issuance.
The Warrants will be exercisable, at the option of each holder, in whole or in part (however, only whole Warrants may be exercised) by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares represented by ADSs purchased upon such exercise. Warrants are not exercisable for a fraction of an ADS and may only be exercised into whole numbers of ADSs. In lieu of fractional ADS, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole ADS. Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99%, at the holder’s election) of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.
Pre-Funded Warrants.   The Pre-Funded Warrants are exercisable immediately and at any time thereafter until exercised in full.
The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part (however, only whole Pre-Funded Warrants may be exercised) by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares represented by ADSs purchased upon such exercise. Pre-Funded Warrants are not exercisable for a fraction of an ADS and may only be exercised into whole numbers of ADSs. In lieu of fractional ADS, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole ADS. Unless otherwise specified in the Pre-Funded Warrant, the holder will not have the right to exercise the Pre-Funded Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of our shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Pre-Funded Warrants.
Exercise Price
The exercise price per ADS purchasable upon exercise of the Warrants is equal to $6.50. The exercise price per ADS purchasable upon exercise of the Pre-Funded Warrants is equal to $0.01.The exercise price of the Unregistered Warrants is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions.
Transferability
Subject to applicable laws, the Unregistered Warrants may be transferred at the option of the holders upon surrender of the Unregistered Warrants to us, together with the appropriate instruments of transfer.
Form of Warrants
The Unregistered Warrants will be issued in certificated form.
The Unregistered Warrants will be issued separately from the ADSs, and may be transferred separately immediately thereafter.
Fundamental Transactions
Warrants.   If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the shares (including any shares underlying ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the shares (including any shares underlying ADSs), (4) we effect any reclassification or recapitalization of the shares or any compulsory exchange pursuant to which the shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares (including any shares underlying ADSs), each, a “Fundamental Transaction”, then upon any subsequent exercise of Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of those Warrants, and any additional consideration payable as part of the Fundamental Transaction. In addition, in the event of a Fundamental Transaction which is approved by our Board of Directors, the holder has the right to require us or a successor entity to purchase the Warrants for cash in the amount of the Black-Scholes value of the unexercised portion of the Warrants on the date of the consummation of the Fundamental Transaction. In the event of a Fundamental Transaction which is not approved by our Board of Directors, the holders of the Warrants have the right to require us or a successor entity to purchase the Warrants for the consideration paid in the Fundamental Transaction in the amount of the Black Scholes value of the unexercised portion of the Warrants on the date of the consummation of the Fundamental Transaction.
Pre-Funded Warrants.   If, at any time while the Pre-Funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the shares (including any shares underlying ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the shares (including any shares underlying ADSs), (4) we effect any reclassification or recapitalization of the shares or any compulsory exchange pursuant to which the shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares (including any shares underlying ADSs), each, a “Fundamental Transaction”, then upon any subsequent exercise of Pre-Funded Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of those Pre-Funded Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Shareholder
Except as set forth in the Unregistered Warrants, the holder of Unregistered Warrants does not have rights or privileges of a holder of ADSs or shares, including any voting rights, unless and until the shares are delivered to the holder upon exercise of the Unregistered Warrants.
Registration Rights
As soon as practicable (and in any event within 30 calendar days of the date of the closing of this offering), we are required to file a registration statement on Form F-1 to register the shares represented by ADSs issuable upon the exercise of the Unregistered Warrants sold in the concurrent private placement and to use commercially reasonable efforts to cause such registration statement to become effective within 60 calendar days following the closing of this offering (or within 90 calendar days following the closing of this offering in case of “full review” of such registration statement by the SEC and to keep such registration statement (or a succeeding registration statement on Form F-3) effective at all times until no holder owns any Unregistered Warrants.
Trading Market
There is no established trading market for the Unregistered Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Unregistered Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Unregistered Warrants will be limited.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following discussion amends and supersedes the discussion in Item 10.E under the caption “Material U.S. Federal Income Tax Considerations for U.S. Holders” included our Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on March 11, 2021, which is incorporated by reference herein. Please also see the section of this prospectus supplement titled “Risk Factors” for a discussion of related risk factors.
The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of acquiring, owning and disposing of our shares or ADSs representing our shares acquired in this offering (but for the avoidance of doubt, not the concurrent private placement). It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to U.S. Holders that are initial purchasers of our ADSs representing our shares and that will hold such ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•
banks, insurance companies, and certain other financial institutions;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
dealers or traders in securities who use a mark-to-market method of tax accounting;

•
persons holding our shares or ADSs representing our shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to our shares or ADSs representing our shares;

•
persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•
brokers, dealers or traders in securities, commodities or currencies;

•
tax-exempt entities or government organizations;

•
S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•
regulated investment companies or real estate investment trusts;

•
persons who acquired our shares or ADSs representing our shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons required under Section 451(b) of the Code to conform to the timing of income accruals with respect to our ADSs representing our shares or the shares represented by such ADSs;

•
persons that own or are deemed to own (including by attribution) ten percent or more of our shares by voting power or value; and

•
persons holding our shares or ADSs representing our shares in connection with a trade or business, permanent establishment, or fixed base outside the United States.

Holders of our shares or ADSs representing our shares who fall within one of the categories above are advised to consult their tax advisor regarding the specific tax consequences which may apply to their particular situation.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds our shares or ADSs representing our shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our shares or ADSs representing our shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of such shares or ADSs representing our shares.
The discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, signed on October 2, 1996, as amended and currently in force, or the U.S.-Swiss Tax Treaty, in each case, as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our shares or ADSs representing our shares or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations in the purchase, ownership or disposition of our shares or ADSs representing our shares. Accordingly, holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our shares or ADSs representing our shares in their particular circumstances.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our shares or ADSs representing our shares who is eligible for the benefits of the U.S.-Swiss Tax Treaty and is:
i.
a citizen or individual resident of the United States;

ii.
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

iii.
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

iv.
a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our shares or ADSs representing our shares in their particular circumstances.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs representing our shares for shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs representing our shares and our company if, as a result of such actions, the holders of ADSs representing our shares are not properly treated as beneficial owners of the underlying shares.
Passive Foreign Investment Company Rules
Based on our analysis of our income, assets, activities and market capitalization for our taxable year ended December 31, 2020, and certain assumptions with respect to the characterization of our income and assets as active or passive, we do not believe that we were classified as a PFIC for our taxable year ended December 31, 2020. Based on the expected nature and composition of our income, assets and activities for our taxable year ending December 31, 2021, and certain assumptions with respect to the characterization of our income and assets as active or passive, we do not expect that we will be classified as a PFIC for our taxable year ending December 31, 2021. However, because our PFIC status is subject to a number of uncertainties and the applicable law is subject to varying interpretations, neither we nor our tax advisors can provide any assurances with respect to our PFIC status for any prior, current, or any future taxable year. If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either:
•
at least 75% of its gross income is “passive income”; or

•
at least 50% of its gross assets (determined on the basis of a quarterly weighted average) is attributable to assets that produce “passive income” or are held for the production of “passive income.”

For this purpose, cash generally is treated as a passive asset and passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).
The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. If we are a PFIC for any taxable year during which a U.S. Holder holds our shares or ADSs representing our shares, such U.S. Holder will be subject to special tax rules discussed below and could suffer adverse tax consequences.
A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally will be calculated using the market price of our shares or ADSs representing our shares, which may fluctuate considerably. Fluctuations in the market price of the shares or ADSs representing our shares may result in our being a PFIC for any taxable year. Because of the uncertainties involved in establishing our PFIC status, our United States tax counsel expresses no opinion regarding our PFIC status for our taxable year ended December 31, 2020, and the current or any future taxable year.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our shares or ADSs representing our shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the shares or ADSs representing our shares, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a “QEF Election” (defined below) or is eligible to make and makes a mark-to-market election (as described below), with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the shares or ADSs representing our shares the U.S. Holder holds at their fair market value as of the date of such deemed sale and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s shares or ADSs representing our shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the shares or ADSs representing our shares. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if such election becomes available.
For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of our shares or ADSs representing our shares, unless (i) such U.S. Holder makes a QEF Election or (ii) our shares or ADSs representing our shares constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the shares or ADSs representing our shares will be treated as an excess distribution. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the shares or ADSs representing our shares;

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the shares or ADSs representing our shares cannot be treated as capital gains, even if a U.S. Holder holds the shares or ADSs representing our shares as capital assets. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to qualified dividends discussed below under “Taxation of Distributions.”
If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and / or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.
U.S. Holders can avoid the interest charge on excess distributions or gain relating to our shares or ADSs representing our shares by making a mark-to-market election with respect to the shares or ADSs representing our shares, provided that the shares or ADSs representing our shares are “marketable.” Shares or ADSs representing our shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the shares or ADSs representing our shares will be considered regularly traded during any calendar year during which they are traded on, other than in de minimis quantities, at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs representing our shares are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our ADSs representing our shares remain listed on Nasdaq and are regularly traded, and you are a U.S. Holder of ADSs representing our shares, we expect the mark-to-market election would be available to you if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the shares or ADSs representing our shares. It should be noted that only our ADSs representing our shares and not our shares are listed on Nasdaq. Consequently, our shares may not be marketable if SIX Swiss Exchange (where our shares are listed) does not meet the applicable requirements. U.S. Holders should consult their tax advisors regarding the availability of the mark-to-market election for shares that are not represented by ADSs.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of our shares or ADSs representing our shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the shares or ADSs representing our shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the shares or ADSs representing our shares over the fair market value of the shares or ADSs representing our shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the shares or ADSs representing our shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the shares or ADSs representing our shares cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our shares or ADSs representing our shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.
Alternatively, a U.S. Holder can make an election, if we provide the necessary information, to treat us and each lower-tier PFIC as a qualified electing fund, or a QEF Election, in the first taxable year we (and our relevant subsidiaries) are treated as a PFIC with respect to the U.S. Holder. If such election remains in place while we and any lower-tier PFIC subsidiaries are PFICs, we and our subsidiaries will not be treated as PFICs with respect to such U.S. Holder. A U.S. Holder must make the QEF Election for us and for each of our subsidiaries that is a PFIC by attaching a separate properly completed IRS Form 8621 for each such PFIC to the U.S. Holder’s timely filed U.S. federal income tax return. If we are a PFIC for our taxable year ending December 31, 2021, or any subsequent taxable year, we expect to provide U.S. Holders, upon request, a “PFIC Annual Information Statement”, with the information required to allow U.S. Holders to make a QEF Election for United States federal income tax purposes.
If a U.S. Holder makes a QEF Election with respect to a PFIC, then in lieu of the tax consequences described above, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the holder. A U.S. Holder will increase its tax basis in its shares or ADSs representing our shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the shares or ADSs representing our shares that is not included in the holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of shares or ADSs representing our shares in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in the shares or ADSs representing our shares. U.S. Holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their shares or ADSs representing our shares for any taxable year significantly in excess of any cash distributions (which may be zero) received on the shares or ADSs representing our shares for such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances. If a U.S. Holder does not make and maintain a QEF election for the U.S. Holder’s entire holding period for the shares or ADSs representing our shares by making the election for the first year in which the U.S. Holder owns the shares or ADSs representing our shares, the U.S. Holder will be subject to the adverse PFIC rules discussed above unless the U.S. Holder can properly make a ‘purging election’ with respect to the shares or ADS representing our shares in connection with the U.S. Holder’s QEF Election. A purging election may require the U.S. Holder to recognize taxable gain on the U.S. Holder’s shares or ADSs representing our shares. No purging election is necessary for a U.S. Holder that timely makes a QEF election for the first year in which the U.S. Holder acquired our shares or ADSs representing our shares.
The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisors with respect to the acquisition, ownership and disposition of our shares or ADSs representing our shares, the consequences to them of an investment in a PFIC, any elections available with respect to our shares or ADSs representing our shares and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of our shares or ADSs representing our shares.
Taxation of Distributions
Subject to the discussion above under “Passive Foreign Investment Company Rules,” distributions paid on our shares or ADSs representing our shares will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs representing our shares which are readily tradable on an established securities market in the United States. ADSs representing our shares are listed on Nasdaq, which is an established securities market in the United States, and we expect the ADSs representing our shares to be readily tradable on

Nasdaq. There can be no assurance that the ADSs representing our shares will be considered readily tradable on an established securities market in the United States in later years. The Company, which is incorporated under the laws of Switzerland, believes that it qualifies as a resident of Switzerland for purposes of, and is eligible for the benefits of, the U.S.-Swiss Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Swiss Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “Passive Foreign Investment Company Rules,” above, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.
However, the qualified dividend income treatment will not apply if we are treated as a PFIC. In addition, the amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash generally will be the fair market value of such property on the date of distribution.
A U.S. Holder generally may claim the amount of any Swiss withholding tax as either a deduction from gross income or a credit against its U.S. federal income tax liability. The foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, the creditability of foreign taxes could be affected by actions taken by intermediaries in the chain of ownership between the holders of our shares or ADSs representing our shares and our company if, as a result of such actions, the holders of our shares or ADSs representing our shares are not properly treated as beneficial owners of the underlying shares. Each U.S. Holder should consult its own tax advisors regarding the foreign tax credit rules.
Sale or Other Taxable Disposition of Shares and ADSs Representing Our Shares
Subject to the discussion above under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of our shares or ADSs representing our shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the shares or ADSs representing our shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s adjusted tax basis in the shares or ADSs representing our shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. The adjusted tax basis in our shares or ADSs representing our shares generally will be equal to the cost of such shares or ADSs. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.
If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the shares or ADSs representing our shares are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.
Information Reporting and Backup Withholding
U.S. Holders generally will be subject to information reporting requirements with respect to dividends on our shares or ADSs representing our shares and on the proceeds from the sale, exchange or disposition of our shares or ADSs representing our shares that are paid within the United States or through certain U.S.-related financial intermediaries, unless the U.S. Holder is an “exempt recipient.” In addition, U.S. Holders may be subject to backup withholding on such payments, unless the U.S. Holder provides a correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Certain Reporting Requirements
U.S. Holders paying more than $100,000 for our shares or ADSs representing our shares generally may be required to file IRS Form 926 reporting the payment of the offer price for our shares or ADSs representing our shares to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.
Information with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to our shares or ADSs representing our shares, subject to certain exceptions (including an exception for shares or ADSs representing our shares held in accounts maintained by certain U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of our shares or ADSs representing our shares.

PLAN OF DISTRIBUTION
We have retained H.C. Wainwright & Co., LLC, or Wainwright, to act as our exclusive placement agent in connection with this offering. Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of the shares offered pursuant to this prospectus supplement.
Wainwright proposes to arrange for the sale of the shares represented by ADSs we are offering pursuant to this prospectus supplement and accompanying prospectus to certain institutional investors through a securities purchase agreement directly between each investor and us. We will only sell to such investors who have entered into the securities purchase agreement with us.
Delivery of the shares offered hereby is expected to occur on or about December 21, 2021, subject to satisfaction of certain closing conditions.
We have agreed to pay Wainwright a cash fee equal to 6.75% of the gross proceeds received from the investors who purchased securities in this offering and in the concurrent private placement, subject to certain exceptions. We have also agreed to pay Wainwright an additional 1.0% of the aggregate gross proceeds from this offering and in the concurrent private placement as a management fee, up to $100,000 of Wainwright’s actual outside legal expenses incurred by Wainwright in connection with this offering, $15,000 for non-accountable expenses and $15,950 for clearing expenses. We estimate the total offering expenses of this offering and the concurrent private placement that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $484,243.
We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities in connection with this offering and to contribute to payments that Wainwright may be required to make in respect of such liabilities.
Pursuant to the securities purchase agreement with the institutional investor in connection with this offering, we have agreed (i) not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of any of our ADSs, shares or share equivalents, or (ii) file any registration statement or any amendment or supplement thereto, subject to certain exceptions, until the later of (i) 90 days following the closing of this offering and (ii) the date the registration statement registering the resale of the shares underlying the Pre-Funded Warrants is declared effective by the SEC; provided, however, the such restriction shall not extend beyond the date that such shares underlying the Pre-Funded Warrants may be sold by the Purchasers pursuant to Rule 144 under the Securities Act.
We have also agreed, subject to certain exceptions, until the 18-month anniversary of the closing of this offering, upon any issuance by us of ADSs, shares or share equivalents to any person other than ourselves or any of our subsidiaries for cash consideration, indebtedness or a combination of units thereof, the purchaser in this offering shall, in the aggregate, have the right to participate in such financing in an amount equal to 50% of the aggregate amount of such subsequent financing, on the same terms, conditions and price provided for in such subsequent financing.
Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares and ADSs by Wainwright acting as principal. Under these rules and regulations, Wainwright:

•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities purchase agreement has been included as an exhibit to a Report on Form 6-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
From time to time, Wainwright may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright acted as the sole book-running manager for our underwritten public offering consummated in January 2021, for which it received compensation. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.
Our ADSs are listed on Nasdaq under the symbol ‘‘ADXN’’ and our shares are listed on the SIX under the symbol ‘‘ADXN’’.

EXPENSES OF THE OFFERING
Set forth below is an itemization of the total expenses (other than underwriting discounts and commissions or agency fees and other items constituting placement agents or agents’ compensation, if any) which are expected to be incurred in connection with the sale of the shares represented by ADSs in the offering. With the exception of the registration fee payable to the SEC and the FINRA fee, all amounts are estimates.
EXPENSE	AMOUNT
SEC registration fee	$	*
FINRA filing fee	$	*
Printing expenses		$48,771
Legal fees and expenses		$477,162
Accounting fees and expenses		$32,514
Miscellaneous		$97,393
Total		$655,839

*
Previously paid

LEGAL MATTERS
We are being represented by Cooley LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The placement agent is being represented by Haynes and Boone, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the shares registered hereby and certain other matters of the laws of Switzerland will be passed upon for us by Homburger AG.
EXPERTS
The consolidated financial statements as of December 31, 2020, and for year ended December 31, 2020 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO AG, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements as of December 31, 2019, and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:
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Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;

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Our report on Form 6-K, dated May 5, 2021, regarding our interim results for the three-month period ended March 31, 2021, including exhibits 99.1 and 99.2 thereto;

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Our report on Form 6-K, dated August 5, 2021, regarding our interim results for the six-month period ended June 30, 2021, including exhibits 99.1 and 99.2 thereto;

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Our report on Form 6-K, dated November 4, 2021, regarding our interim results for the nine-month period ended September 30, 2021, including exhibits 99.1 and 99.2 thereto;

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The disclosure in our report on Form 6-K, dated December 15, 2021, under the heading “Termination of Sales Agreement Prospectus” and exhibit 99.1 thereto;

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The disclosure in our report on Form 6-K, dated December 17, 2021, under the heading “Registered Direct Offering and Concurrent Private offering” and exhibits 4.1, 4.2, 5.1, 10.1, 23.1 and 99.1 thereto; and

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The description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 14, 2020, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents, either in writing to Addex Therapeutics Ltd, Attn: Head of Finance, Chemin des Mines 9, CH-1202 Geneva, Switzerland, or by telephone at +41 22 884 1555.
You also may access these filings on our website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

PROSPECTUS
Addex Therapeutics Ltd
$150,000,000 of Shares Offered by the Company
and
7,704,600 Shares Offered by the Selling Shareholder
(Each Including Shares in the Form of American Depositary Shares)

This prospectus will allow us to issue shares from time to time at prices and terms to be determined in each offering up to a maximum aggregate offering price of $150,000,000. Each share may be issued in the form of American Depositary Shares or ADSs. Each ADS represents the right to receive six shares of Addex Therapeutics Ltd.
In addition, the selling shareholder named in this prospectus, or the selling shareholder, may offer and sell from time to time up to 7,704,600 of our shares represented by ADSs. We will not receive any of the proceeds from the sale of shares by the selling shareholder. We are registering these shares pursuant to a registration rights agreement that we entered into with the selling shareholder and other shareholders. The selling shareholder may offer and sell its shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling shareholder may conduct sales of their ordinary shares.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any primary offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers or agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in any applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that either we or the selling shareholder expect to receive from such sale will also be set forth in a prospectus supplement.
Our ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ADXN.” Our shares are listed on the SIX Swiss Exchange, or SIX, under the symbol “ADXN.” On April 1, 2021, the last reported sale price of our ADSs on Nasdaq was $10.56 per ADS and the closing price of our shares on SIX on April 1, 2021 was CHF 1.67 per share, which is equivalent to $1.77 per share based on an exchange rate between the Swiss franc and the U.S. dollar of $1.0613 per CHF 1.0 as of April 1, 2021, or $10.63 per ADS, after giving effect to the 6:1 share-to-ADS ratio. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.
Under the registration statement to which this prospectus forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.5 to Form F-3 is $48.95 million, based on 27,618,907 shares held by non-affiliates on April 1, 2021 and a $1.77 closing price of the common stock on SIX on April 1, 2021. We have not offered any securities pursuant to General Instruction I.B.5 to Form F-3 in the prior 12-month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors” and under similar headings in the other documents that are incorporated by reference in this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 13, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “shelf” registration process.
Under this shelf registration, we may offer shares, which may be issued in the form of ADSs, described in this prospectus from time to time in one or more offerings up to a total aggregate offering price of $150,000,000, and the selling shareholder named in this prospectus may also offer and sell up to 7,704,600 of our shares represented by ADSs under this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we or, if required under the Securities Act, the selling shareholder sells securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A PRIMARY SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Addex,” “Addex Therapeutics,” “Addex Therapeutics Ltd,” “the Company,” “we,” “us” and “our” refer to Addex Therapeutics Ltd together with its subsidiaries. Our reporting currency is the Swiss franc. The terms “dollar,” “USD” or “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Neither we, the selling shareholder, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
For investors outside the United States: Neither we nor the Selling Shareholder has done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
We own trademarks for Addex Therapeutics in Switzerland. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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the development of our product candidates, including statements regarding the timing of initiation, completion and the outcome of pre-clinical studies or clinical trials and related preparatory work, the period during which the results of the studies or trials will become available and our research and development programs with respect to our product candidates;

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the impact of COVID-19 on our business and operations;

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our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

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our plans to collaborate, or statements regarding the ongoing collaborations, with partner companies;

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our plans to research, develop, manufacture and commercialize our product candidates;

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the timing of our regulatory filings for our product candidates;

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the size and growth potential of the markets for our product candidates;

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our ability to raise additional capital;

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our commercialization, marketing and manufacturing capabilities and strategy;

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our expectations regarding our ability to obtain and maintain intellectual property;

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our ability to attract and retain qualified employees and key personnel;

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our ability to contract with third party suppliers and manufacturers and their ability to perform adequately;

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how long we will qualify as an emerging growth company or a foreign private issuer;

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our estimates regarding future revenue, expenses and needs for additional financing;

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our belief that our existing cash, cash equivalents and marketable securities as of December 31, 2020 and the proceeds raised through the capital increase executed on January 8, 2021 will be sufficient to fund our operating expenses and capital expenditure requirements through at least the second quarter 2022; and

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regulatory developments in the United States, European Union and other jurisdictions.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

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PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Report on Form 20-F for the year ended December 31, 2020 and reports on Form 6-K since January 1, 2021, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Overview
We are a clinical-stage pharmaceutical company focused on the development and commercialization of an emerging class of novel orally available small molecule drugs known as allosteric modulators. Allosteric modulators target a specific receptor or protein and alter the effect of the body’s own signaling molecules on their target through a novel mechanism of action. These innovative small molecule drug candidates offer several potential advantages over conventional non-allosteric molecules and may offer an improved therapeutic approach to existing drug treatments. To date, our research and development efforts have been primarily focused on building a portfolio of proprietary drug candidates based on our allosteric modulator development capability. The allosteric modulator principle has broad applicability across a wide range of biological targets and therapeutic areas, but our primary focus is on G-protein coupled receptors, or GPCR, targets implicated in neurological diseases, where we believe there is a clear medical need for new therapeutic approaches.
Using our allosteric modulator discovery capabilities, we have developed a pipeline of proprietary clinical and preclinical stage drug candidates. We or our partners are developing these clinical and preclinical stage proprietary drug candidates for diseases for which there are no approved therapies or where improved therapies are needed. These include levodopa induced dyskinesia associated with Parkinson’s disease, or PD-LID, non-parkinsonian dystonia (including blepharospasm), or dystonia, epilepsy, addiction (including alcohol use disorder), Charcot-Marie-Tooth type 1A neuropathy, or CMT1A, post-traumatic stress disorder, or PTSD, and other neurodegenerative diseases. Some of these indications are classified as rare diseases that may allow for orphan drug designation by regulatory agencies in major commercial markets, such as the United States, Europe and Japan. Orphan drug designation may entitle the recipient to benefits, in the jurisdiction granting the designation, such as market exclusivity following approval and assistance in clinical trial design, a reduction in user fees or tax credits related to development expenses.
We are developing our lead drug candidate, dipraglurant, as a metabotropic glutamate receptor subtype 5 negative allosteric modulator, or mGlu5 NAM, for the treatment of PD-LID. We are planning to initiate a placebo-controlled Phase 2b/3 pivotal clinical trial of dipraglurant in PD-LID patients in the second quarter of 2021, pending removal of governmental restrictions and lessening of the impact of the global coronavirus pandemic on the U.S. healthcare system, which delayed our previously anticipated initiation in the first quarter of 2020. The clinical trial is expected to be conducted at approximately 50 sites in the United States and target enrollment of approximately 140 patients. We have received orphan drug designation from the United States Food and Drug Administration, or FDA, for dipraglurant in PD-LID and expect to report topline results in the fourth quarter of 2022. In parallel, we are developing an extended release formulation of dipraglurant as a novel orally available mGlu5 NAM for the treatment of blepharospasm. We expect to start an exploratory placebo-controlled Phase 2 clinical trial in blepharospasm patients using the current immediate release formulation of dipraglurant in the second quarter of 2021.
Our partnered drug candidate, ADX71149 is a novel orally active metabotropic glutamate receptor subtype 2 positive allosteric modulator, or mGlu2 PAM for the treatment of epilepsy. Our partner, Janssen Pharmaceuticals, Inc., or Janssen, a subsidiary of Johnson & Johnson is planning to initiate a placebo-controlled Phase 2a proof of concept clinical trial of ADX71149 in epilepsy patients in the second quarter of 2021. Under our agreement with Janssen, Janssen is responsible for financing the development and commercialization, if any, of ADX71149.
We are also conducting a research program under our strategic partnership with Indivior UK Limited, or Indivior, to discover novel orally available gamma-aminobutyric acid subtype B receptor positive allosteric modulators, or GABAB PAMs. We are currently in clinical candidate selection and expect to deliver a drug candidate by the end of 2021. Under terms of the agreement with Indivior, we have the right to select drug candidates for development in certain exclusive indications outside of addiction. We plan to develop our selected drug candidate in CMT1A, an indication that has been clinically validated with baclofen, an orthosteric agonist of GABAB.
Allosteric modulators have broad applicability for many clinically validated GPCR targets which are implicated in multiple therapeutic indications. We intend to continue to leverage our scientific expertise in allosteric modulation and our proprietary technology platform to discover novel drug candidates for the treatment of neurological diseases.
Based on our expertise in allosteric modulation, our goal is to build a leading neuroscience company focused on conditions where current treatment options are limited and where unmet medical needs exist. Our business strategy includes the possibility of entering into collaborative arrangements with third parties to complete the development and commercialization of our proprietary drug candidates, such as our partnership with Janssen Pharmaceuticals, Inc., or Janssen, a subsidiary of Johnson & Johnson, for ADX71149 and our strategic partnership with Indivior for GABAB PAM. We cannot forecast with any degree of certainty which proprietary products or indications, if any, will be subject to future collaborative arrangements, in whole or in part, and how such arrangements would affect our development plan or capital requirements. To date, we have secured grants and other funding from: The Michael J. Fox Foundation for Parkinson’s Research, or MJFF, for the development of dipraglurant for the treatment of PD-LID; the National Institute of Drug Abuse, or NIDA, to generate important data on the role of GABAB in addiction; the Swiss Innovation Agency, or Innosuisse, to advance our understanding of the role of our drug candidates in neurodegenerative and psychiatric diseases; and the Eurostars Joint Programme, or Eurostars to identify novel drug candidates on mGlu7 NAM for PTSD. As we advance our clinical and preclinical programs, we will continue to apply for subsidies, grants and government or agency sponsored studies that could offset or reduce our development costs.
The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized pharmaceutical companies, including products approved for marketing and/or product candidates under development, for each of the product candidates and each of the indications for which we are developing. Furthermore, government authorities in the United States, at the federal, state and local levels, and in other countries, extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, import and export of pharmaceutical products, such as those we are developing. The processes for obtaining regulatory approvals in the United States and in foreign countries, along with subsequent compliance with applicable statutes and regulations, require the expenditure of substantial time and financial resources.
Research and Development Portfolio
Using our allosteric modulator platform and drug discovery and development expertise, we have established a portfolio of clinical and preclinical programs, both internally and with partners.
Internally Developed Product Candidates

Dipraglurant for the treatment of levodopa-induced dyskinesia associated with Parkinson’s disease.   We are developing dipraglurant as a novel orally available mGlu5 NAM for the treatment of PD-LID. PD-LID is a disease with significant commercial opportunity as improved therapies are needed. We believe that, subject to regulatory approval, dipraglurant may offer an innovative and differentiated treatment approach from existing therapies. In a 28 day Phase 2a placebo-controlled clinical trial, conducted in the United States and Europe, in patients with PD-LID, dipraglurant met its primary end point, was generally well tolerated and no clinically significant abnormalities of safety monitoring parameters occurred. In addition, at Day 1 and Day 14, dipraglurant showed statistically significant effects on PD-LID clinical symptoms, as measured using mAIMs. However, an increasing placebo response resulted in the effect of dipraglurant on PD-LID clinical symptoms not showing statistical significance at Day 28. We have substantially completed the preparation of dipraglurant to start registration studies in PD-LID and expect to initiate a Phase 2b/3 placebo-controlled pivotal clinical trial of dipraglurant in PD-LID patients in the second quarter of 2021, pending removal of governmental restrictions and lessening of the impact of the global coronavirus pandemic on the U.S. healthcare system, which delayed our previously anticipated initiation in the first quarter of 2020. The clinical trial is expected to be conducted at approximately 50 sites in the United States and target enrollment of approximately 140 patients. We have also received orphan drug designation from the FDA for dipraglurant in PD-LID and expect to report topline results in the fourth quarter of 2022.
Dipraglurant, for the treatment of non-Parkinsonian dystonia, including blepharospasm.   We are developing an extended release formulation of dipraglurant as a novel orally available NAM for the treatment of blepharospasm. There are many types of dystonia affecting up to 300,000 people in the United States. Blepharospasm is characterized by involuntary muscle contractions and spasms of the eyelid muscles resulting in sustained eyelid closure causing substantial visual disturbance or functional blindness. We expect to start an exploratory placebo-controlled Phase 2 clinical trial in blepharospasm patients using the current immediate release formulation of dipraglurant in the second quarter of 2021. Subject to regulatory approval, we believe that dipraglurant may offer an innovative and differentiated treatment approach for multiple types of dystonia and present a significant commercial opportunity.
Externally Developed Out-licensed Product Candidate
ADX71149 (mGlu2 PAM) for the treatment of epilepsy.   Our partnered drug candidate, ADX71149 is a novel orally active mGlu2 PAM. Our partner, Janssen, has completed Phase 1 and two Phase 2a clinical trials in schizophrenia and anxious depression, respectively. Janssen has conducted several preclinical studies in epilepsy and is planning to initiate a placebo-controlled Phase 2a proof of concept clinical trial of ADX71149 in epilepsy patients in the second quarter of 2021. Under our agreement with Janssen, Janssen is responsible for financing the development and commercialization, if any, of ADX71149.
Material Internal Research Programs

GABAB PAM for the treatment of addiction.   Our partner, Indivior, has licensed worldwide rights to our GABAB PAM program and is responsible for all development, manufacture and commercialization of any selected GABAB PAM drug candidates. Under the agreement, we are responsible for executing a research program funded by Indivior to discover novel drug candidates. Indivior has the right to select GABAB PAM drug candidates from our research program. We started the clinical candidate selection phase in the fourth quarter of 2020 and expect IND enabling studies to be initiated in 2022. Indivior’s primary focus is addiction, including alcohol use disorder. We believe that addiction is an indication with a significant commercial opportunity. Existing therapies often do not provide effective control of symptoms or have side effects that discourage adherence. Subject to regulatory approval, we believe that GABAB PAM may offer an innovative and differentiated treatment approach from existing therapies and may provide benefit to patients.
GABAB PAM for the treatment of CMT1A.   Our license agreement with Indivior provides for a funded research program, under which we have the right to select drug candidates for exclusive development in certain indications outside of addiction, including CMT1A, a rare disease indication. We plan to pursue orphan drug designation for a selected drug candidate for CMT1A. The program is in the clinical candidate selection phase and we expect to initiate IND enabling studies in 2022. We believe an oral small molecule GABAB PAM with a once-a-day dosing and without the adherence-limiting side effects of baclofen, which is currently used off label, could bring benefit to patients and consequently present a strong commercial opportunity for us.
mGlu7 NAM for the treatment of PTSD.   We are developing mGlu7 NAMs as a novel orally available treatment to reduce fear memory in PTSD, a disorder that can lead to intense fear and anxiety. Current medication is unspecific and ineffective, with a number of side effects. By selectively targeting mGlu7 with NAMs, the brain circuitries involved in fear and anxiety can be more precisely modulated, potentially resulting in a more focused response and fewer side effects than current therapeutic approaches. Subject to regulatory approval, we believe our mGlu7 NAM may offer an innovative and differentiated treatment approach from existing therapies. We are in late lead optimization and a consortium led by us has been awarded a €4.85 million grant from the Eurostars Joint Programme to advance the program to drug candidate stage.
Early Stage Internal Research Programs
mGlu2 NAM for the treatment of mild neurocognitive disorders, or mNCD.   We are developing mGlu2 NAM as a novel orally available treatment for mNCD associated with Alzheimer’s disease, Parkinson’s disease and depressive disorders. We are currently optimizing multiple chemical series of highly selective mGlu2 NAMs offering advanced compounds at the late stage of lead optimization.
mGlu4 PAM for the treatment of Parkinson’s disease.   We are developing mGlu4 PAM as a novel orally available treatment for Parkinson’s disease. We are currently optimizing multiple chemical series of highly selective mGlu4 PAMs with compounds in early lead optimization.
mGlu3 PAM for the treatment of neurodegenerative disorders.   We are developing mGlu3 PAM as a novel orally available treatment for neurodegenerative disorders. We are currently optimizing multiple chemical series of highly selective mGlu3 PAMs, with compounds in early lead optimization.
Recent Developments
On March 23, 2021, we entered into an addendum (the “Addendum”) to the Sale Agency Agreement between us and Kepler Cheuvreux, dated August 24, 2020 (the “Sale Agreement”). The Addendum extended the duration of the Sale Agreement from March 31, 2021 until December 31, 2021, unless terminated earlier by either party. The terms of the Sale Agreement otherwise remain unchanged.
Corporate Information
We are a corporation organized under the laws of Switzerland. Our ADS have been listed on Nasdaq under the symbol “ADXN” since January 29, 2020, and our shares have been listed on SIX since May 2007 under the symbol “ADXN.”
Our corporate headquarters is located at Chemin des Mines 9, CH-1202 Geneva, Switzerland, where the telephone number is +41 22 884 1555, and our registered office is located at c/o Addex Pharma SA, Chemin des Aulx 12, CH-1228 Plan-les-Ouates, Geneva, Switzerland. Our website address is www.addextherapeutics.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus. Our agent for service of process in the United States is Addex Pharmaceuticals Inc., 650 California Street, San Francisco, CA 94108.
Summary Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section titled “Risk Factors” before deciding whether to invest in our shares, which may be issued in the form of ADSs. These important risks include, but are not limited to, the following:
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We will need significant amounts of additional new capital to fund our continued development activities.

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We cannot guarantee that we will have sufficient funds available in the future to develop and commercialize our current or future drug candidates.

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We have a history of net losses and negative cash flows, and we expect that such losses will continue for the foreseeable future and that we may never achieve or maintain profitability.

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We are a development-stage company working with novel approaches to therapeutics, which may not be successful.

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We have no products on the market and we may never generate revenue from the sale or licensing of product candidates.

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The future of our business and operations depends on the success of our allosteric modulator development programs, including our most advanced proprietary product candidate, dipraglurant.

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Our dependence on Janssen to develop and commercialize ADX71149 and Indivior to develop and commercialize our GABAB PAM program exposes us to significant risks.

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If third parties on which we depend to conduct our clinical trials do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, our clinical development program could be delayed and otherwise adversely affected.

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Our business could be negatively affected by the effects of health epidemics, including the evolving effects of the COVID-19 pandemic, in regions where we or third parties on which we rely have significant manufacturing facilities, concentrations of clinical trial sites or other business operations.

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Because we rely on third party manufacturing and supply partners, our clinical development supplies and other materials may become limited or interrupted or may not be of satisfactory quality.

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Our drug candidates must prove their efficacy and safety in rigorous clinical testing that is expensive, time-consuming and may be delayed, suspended or terminated at any time.

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We face competition from entities that have developed or may develop similar or different product candidates aimed at the indications on which we are focusing.

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Any commercialization efforts by us will require us to develop sales, marketing and distribution capabilities internally or through arrangements with third parties.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:
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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (2) the last day of 2025; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three year period.
Foreign Private Issuer
We are a foreign private issuer as defined in Section 405 of the Securities Act. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2020 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to execute the development of our portfolio of proprietary drug candidates based on our allosteric modulator development capabilities. These include dipraglurant, an mGlu5 negative allosteric modulator, for use in Parkinson’s disease and dystonia, and our preclinical pipeline. We may also use a portion of the net proceeds for corporate development activities aimed at securing resources from investors, through partnerships and from grant providers to advance our clinical and preclinical programs, as well as our allosteric modulator discovery platform. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any proceeds from the sale of securities by the selling shareholder offered hereby.

CAPITALIZATION
The following table presents our total capitalization and cash and cash equivalents as of December 31, 2020 on
•
an actual basis; and

•
on an as adjusted basis to give effect to our January 8, 2021 issuance and sale of 6,900,000 new shares of which 6,750,000 were in the form of ADSs, which gross proceeds amounted to CHF 10.1 million ($11.5 million), partially offset by capital increase costs of CHF 1.6 million ($1.7 million).

You should read the financial data in the following table in conjunction with our financial statements and related notes incorporated by reference into this prospectus.
CHF in thousands	Actual as at December 31, 2020	As adjusted as at December 31, 2020
	(audited)	(unaudited)
Cash and cash equivalents	18,695	27,316
Shareholders’ equity
Share capital	32,849	39,749
Share premium	286,888	288,446
Reserves	8,579	8,579
Accumulated deficit	(313,706)	(313,706)
Total shareholders’ equity, net	14,610	23,068
Total capitalization	14,610	23,068
Unless otherwise stated in this prospectus, the number of our shares set forth herein is as of December 31, 2020 and is based on 27,118,774 shares outstanding, but excludes:
•
6,900,000 new shares of which 6,750,000 were issued in the form of 1,125,000 ADSs in a registered offering executed on January 8, 2021;

•
5,729,861 treasury shares indirectly held through our wholly-owned subsidiary Addex Pharma SA, on such date;

•
authorized (but unissued) capital of 16,424,317 shares as of December 31, 2020, of which 6,900,000 shares have been issued for the registered offering executed on January 8, 2021;

•
conditional (but unissued) capital of 16,424,317 shares, including 5,866,898 shares reserved for issuance upon exercise of any options or warrants granted in connection with an issuance of bonds, similar obligations or other financial instruments and 10,557,419 shares reserved for issuance pursuant to our equity incentive plans of which 6,967,210 relate to outstanding stock options and subscriptions rights linked to equity sharing certificates granted under our equity incentive plans, each as of December 31, 2020; and

•
1,700 equity sharing certificates (bons de jouissance / Genussscheine) as of December 31, 2020 have been issued to our 100% owned subsidiary, Addex Pharma SA, of which 199 have been granted under our equity incentive plans with subscriptions rights to 198,750 shares outstanding December 31, 2020. These subscription rights are included in the 10,557,419 of conditional capital referred to above.

SELLING SHARHOLDER
The shares being offered by the selling shareholder are those currently held by the selling shareholder and those issuable to the selling shareholder upon exercise of certain warrants held by the selling shareholder, who has piggyback registration rights under a registration rights agreement. We are registering the shares in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the ownership of the shares and warrants, the selling shareholder has not had any material relationship with us within the past three years.
The table below lists the selling shareholder and other information regarding the beneficial ownership of the shares held by the selling shareholder. The second column lists the number of shares beneficially owned by the selling shareholder, based on its ownership of the shares and warrants as of January 31, 2021, assuming exercise of the warrants held by the selling shareholder on that date, without regard to any limitation on exercise. The third column lists the percentage of shares beneficially owned by the selling shareholder before the offering. The fourth column lists the number of shares being registered in this prospectus by the selling shareholder. In accordance with the terms of the registration rights agreement with the selling shareholder and certain other holders of our shares and warrants, this prospectus generally covers the resale of that number of shares equal to the number of shares currently held by the selling shareholder and the shares issuable upon exercise of the warrants, determined as if such warrants were exercised in full. The fifth column lists the percentage of shares beneficially owned by the selling shareholder, assuming the sale of all of the shares registered by the registration statemen of which this prospectus forms a part.
The selling shareholder may sell all, some or none of its shares included in this prospectus. See “Plan of Distribution.”
Name of Selling Shareholder	Number of shares beneficially owned	Percentage of shares beneficially owned before the offering	Number of shares being registered in the offering	Percentage of shares beneficially owned after the offering
Growth Equity Opportunities Fund IV, LLC(1)	7,704,600	21.3%	7,704,600	0

(1)
Consist of 5,648,690 shares and 2,055,910 shares issuable upon exercise of outstanding warrants directly held by Growth Equity Opportunities Fund IV LLC (“GEO IV”) that is wholly owned by New Enterprise Associates 15, L.P (“NEA 15”). The shares directly held by GEO IV are indirectly held by NEA 15, whose general partner is NEA Partners 15, L.P (“NEA Partners 15”). The general partner of NEA Partners 15 is NEA 15 GP, LLC (“NEA 15 LLC”). The individual Managers of NEA 15 LLC, or collectively, the NEA 15 Managers are Forest Baskett, Anthony A. Florence Jr., Joshua Makower, Mohamad Makhzoumi, Scott D. Sandell and Peter W. Sonsini. GEO IV, NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to our securities held directly by GEO IV. The address of Growth Equity Opportunities Fund IV LLC is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following section describes our issued share capital as of December 31, 2020, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in Switzerland and the United States.
Capital structure
There were 2,269 shareholders registered in the share register on December 31, 2020. The distribution of shareholdings is divided as follows:
Number of shares	Number of registered shareholders on December 31, 2020
1 to 100	251
101 to 1,000	944
1,001 to 10,000	946
10,001 to 100,000	114
100,001 to 1,000,000	9
1,000,001 to 10,000,000	5
The shareholder base on December 31, 2020 was constituted as follows:
Shareholder structure according to category of investors (weighted by number of shares)
Private persons	26.85%
Institutional shareholders	51.34%
Non identified	21.81%
Shareholder structure by country (weighted by number of shares)
United States	25.93%
Switzerland	50.75%
Other	1.52%
Non identified	21.81%
Capital
As of December 31, 2020, the share capital amounted to CHF 32,848,635 consisting of 32,848,635 issued shares with a nominal value of CHF 1 per share. As of December 31, 2020, we indirectly held 5,729,861 of our own shares. These shares are recorded as treasury shares.
Authorized share capital
As of December 31, 2020 and according to the article 3b of the Articles as in force on December 31, 2020, the Board of Directors (“Board”) was authorized, at any time until June 9, 2022 to increase the share capital in an amount of CHF 16,424,317 through the issuance of 16,424,317 fully paid registered shares with a nominal value of CHF 1 each. An increase in partial amounts was permitted. The Board shall determine the issue price, the type of payment, the date of issue of new shares, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement. In this regard, the Board was entitled to issue new shares by means of a firm underwriting through a banking institution, a syndicate or another third party with a subsequent offer of these shares to the current shareholders (unless the pre-emptive rights of current shareholders are excluded). The Board was entitled to permit pre-emptive rights that have not been exercised to expire or to place these rights and/or shares as to which pre-emptive rights have been granted but not exercised, at market conditions or use them for other purposes in our interest.

The subscription and acquisition of the new shares, as well as each subsequent transfer of the shares, shall be subject to the restrictions set forth in article 5 of the Articles.
The Board was authorized to restrict or exclude the pre-emptive rights of shareholders and allocate such rights to third parties if the shares are to be used:
•
for the acquisition of enterprises, parts of an enterprise, or participations, or for new investments, or, in case of a share placement, for the financing or refinancing of such transactions;

•
for the purpose of the participation of strategic partners (including in the event of a public tender offer) or for the purpose of an expansion of the shareholder constituency in certain investor markets;

•
for the granting of an over-allotment option (Greenshoe) of up to 20% to the banks involved in connection with a placement of shares; or

•
for raising capital in a fast and flexible manner, which would not be achieved without the exclusion of the statutory pre-emptive rights of the existing shareholders.

Conditional share capital
According to article 3c(A) of the Articles, our share capital may be increased by a maximum aggregate amount of CHF 10,557,419 through the issuance of a maximum of 10,557,419 registered shares, which shall be fully paid-in, with a par value of CHF 1 per share by the exercise of option rights or subscription rights attached to equity sharing certificates (bons de jouissance) which our employees, directors and/or consultants are granted according to respective regulations of the Board. The pre-emptive rights of the shareholders are excluded. The acquisition of registered shares through the exercise of option rights or subscription rights granted to the holders of bons de jouissance and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in article 5 of the Articles.
According to article 3c(B) of the Articles, our share capital may be increased by a maximum aggregate amount of CHF 5,866,898 through the issuance of a maximum of 5,866,898 registered shares, which shall be fully paid-in, with a par value of CHF 1 per share by the exercise of option and/or conversion rights which are granted to our shareholders and/or in connection with the issue of bonds or other financial instruments by us. In the case of such grants of option and/or conversion rights, the advanced subscription right of shareholders is excluded. The holders of option and/or conversion rights are entitled to receive the new shares. The Board shall determine the terms of the option and/or conversion rights. The acquisition of registered shares through the exercise of option or conversion rights and the subsequent transfer of the registered shares shall be subject to the transfer restrictions provided in article 5 of the Articles.
The Board is authorized to restrict or exclude the advanced subscription rights of shareholders:
•
if the debt or other financial instruments and/or conversion rights or warrants are issued for the purpose of financing or refinancing of the acquisition of enterprises, parts of an enterprise, or participations or new investments;

•
if such debt or other financial instruments and/or conversion rights or warrants are issued on the national or international capital markets and for the purpose of a firm underwriting by a banking institution or a consortium of banks with subsequent offering to the public; or

•
if such debt or other financial instruments and/or conversion rights or warrants are issued for raising capital in a fast and flexible manner, which would not be achieved without the exclusion of the advanced subscription rights of the existing shareholders.

If the Board excludes the advance subscription rights, the followings shall apply: the issuance of convertible bonds or warrants or other financial market instruments shall be made at the prevailing market conditions (including dilution protection provisions in accordance with market practice) and the new shares shall be issued pursuant to the relevant conversion or exercise rights in connection with bond or warrant issue conditions. Conversion rights may be exercised during a maximum 10 year period, and warrants may be exercised during a maximum 7 year period, in each case from the date of the respective issuance.

Changes in capital
Nominal share capital
December 31, 2018	CHF 28,564,031
December 31, 2019	CHF 32,848,635
December 31, 2020	CHF 32,848,635
Conditional share capital
December 31, 2018	CHF 14,282,015
December 31, 2019	CHF 16,424,317
December 31, 2020	CHF 16,424,317
Authorized share capital
December 31, 2018	CHF 14,282,015
December 31, 2019	CHF 16,424,317
December 31, 2020	CHF 16,424,317
Changes in capital in 2018
On March 16, 2018, we increased our capital from CHF 15,384,988 to CHF 15,526,454 through the issue of 141,466 new registered shares at nominal value of CHF 1 each, in connection with the exercise of equity incentive units.
On March 28, 2018, we increased our capital from CHF 15,526,454 to CHF 28,564,031 through the issue of 13,037,577 new registered shares at nominal value of CHF 1 each, in connection with a private placement to institutional investors.
On June 20, 2018, the shareholders increased the authorized capital from CHF 7,692,494 to CHF 14,282,015 expiring on June 20, 2020 and the conditional capital from CHF 7,551,028 to CHF 14,282,015.
Changes in capital in 2019
On May 17, 2019, we increased our capital from CHF 28,564,031 to CHF 32,848,635 through the issue of 4,284,604 new registered shares at nominal value of CHF 1 each.
On June 19, 2019, the shareholders increased the authorized capital from CHF 9,997,411 to CHF 16,424,317 expiring on June 19, 2021 and the conditional capital from CHF 14,282,015 to CHF 16,424,317.
Changes in capital in 2020
In 2020 there was no change in the share capital of the Company.
On June 9, 2020 the shareholders resolved to extend the term of the authorized capital to June 9, 2022.
For further information on changes in capital including changes in reserves, refer to the consolidated statements of changes in equity as well as note 13 of the audited consolidated financial statements incorporated by reference into this registration statement.
Shares and participation certificates
Addex has one class of shares, i.e. registered shares with a nominal value of CHF 1 per share. Each share is fully paid up and carries one vote and equal dividend rights, with no privileges. We have no participation certificates (bons de participation / Partizipationsscheine).
Equity Sharing certification
Equity sharing certificates are available for granting to our employees and/or directors and/or consultants under our equity incentive plan. Equity sharing certificates do not form part of the share capital, have no nominal value, and do not grant any right to vote nor to attend meetings of shareholders. There are 1,700 equity sharing certificates (bons de jouissance / Genussscheine). Each equity sharing certificate grants the right to subscribe for 1,000 of our shares and a right to liquidation proceeds calculated in accordance with article 34 of the Articles.
Our shares and equity sharing certificates are not certificated. Shareholders and equity sharing certificate holders are not entitled to request printing and delivery of certificates, however, any shareholder or equity sharing certificate holder may at any time request that we issue a confirmation of its holdings.
Limitations on transferability of shares and nominee registration
A transfer of uncertified shares is affected by a corresponding entry in the books of a bank or depository institution following an assignment in writing by the selling shareholder and notification of such assignment to Addex by the bank or the depository institution. If following a transfer of shares a shareholder wishes to vote at or participate in a shareholders’ meeting, such shareholder must file a share registration form in order to be registered in Addex’ share register with voting rights. Failing such registration, a shareholder may not vote at or participate in a shareholders’ meeting. The shares in the form of American Depository Shares or ADSs are held by Citibank acting as depositary and voted at the shareholders’ meeting according to the instructions received from the ADS holders.
A purchaser of shares will be recorded in Addex’ share register as a shareholder with voting rights if the purchaser discloses its name, citizenship or registered office and address and gives a declaration that it has acquired the shares in its own name and for its own account.
Article 5 of the Articles provides that a person or entity that does not explicitly state in its registration request that it will hold the shares for its own account (Nominee) may be entered as a shareholder in the share register with voting rights for shares up to a maximum of 5% of the share capital as set forth in the commercial register. Shares held by a Nominee that exceed this limit are only registered in the share register with voting rights if such Nominee discloses the name, address and shareholding of any person or legal entity for whose account it is holding 1% or more of the share capital as set forth in the commercial register. The limit of 1% shall apply correspondingly to Nominees who are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated. A share being indivisible, hence only one representative of each share will be recognized. Furthermore, shares may only be pledged in favor of the bank that administers the bank entries of such shares for the account of the pledging shareholders. If the registration of shareholdings with voting rights was effected based on false information, the Board may cancel such registration with retroactive effect. There are no further rules in the Articles for granting exceptions and no exceptions were granted in 2020. The Articles do not contain any provisions on the procedure and conditions for cancelling privileges and limitations on transferability.
Convertible bonds and options
As of December 31, 2020, we had no convertible or exchangeable bonds or loans outstanding. As of December 31, 2020, we had a total of 13,034,108 options that primarily include 6,768,460 Employee Share Option Plan (ESOP), 5,866,898 warrants and 198,750 Equity Sharing Certificates (ESCs). The ESOP and ESCs outstanding, are granted to our non-Directors, Executive Management, employees or consultants. They vest over a four-year period and have a 1:1 subscription ratio, from five to ten-year expiration term and an exercise price between CHF 1.00 to CHF 3.00. The warrants outstanding, which have been granted in connection with the capital increase of March 28, 2018. For each new share, the investors received 0.45 of a warrant. Each warrant entitles the investor to subscribe (which may be exercised without any specific conditions) to one registered share at a price of CHF 3.43 during a seven year period. For information on equity incentive plans for non-executive Directors, executive management and employees, refer to note 14 of the audited consolidated financial statements incorporated by reference into this registration statement.
Stock Exchange Listing
Our ADSs have been listed on Nasdaq, under the symbol “ADXN” since January 29, 2020 and our shares have been listed on SIX under the ticker symbol “ADXN” since May 21, 2007.

Registrar of Shares, Depositary for ADSs
Our share register is maintained by ShareCommService AG. The share register reflects only record owners of our shares. Holders of ADSs representing our shares will not be treated as our shareholders and their names will therefore not be entered in our share register. Citibank, N.A. acts as the depositary for the ADSs representing our shares and the custodian for shares represented by ADSs is Citibank Zurich. Holders of ADSs representing our shares have a right to receive the shares underlying such ADSs. For discussion on ADSs representing our shares and rights of ADS holders, see the section entitled “Description of American Depositary Shares” in this prospectus.
Notification and Disclosure of Substantial Share Interests
Under the applicable provisions of the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act (“FMIA”), persons who directly, indirectly or in concert with other parties acquire or dispose of our shares, purchase rights or obligations relating to our shares (the “Purchase Positions”) or sale rights or obligations relating to our shares (the “Sale Positions”), and thereby, directly, indirectly or in concert with other parties reach, exceed or fall below a threshold of 3%, 5%, 10%, 15%, 20%, 25%, 33 1∕3%, 50% or 66 2∕3% of our voting rights (whether exercisable or not) must notify us and the Disclosure Office of the SIX of such acquisition or disposal in writing within four trading days. Within two trading days of the receipt of such notification, we must publish such information via the SIX’s electronic publishing platform. For purposes of calculating whether a threshold has been reached or crossed, shares and Purchase Positions, on the one hand, and Sale Positions, on the other hand, may not be netted. Rather, the shares and Purchase Positions and the Sale Positions must be accounted for separately and may each trigger disclosure obligations if the respective positions reach, exceed or fall below one of the thresholds. In addition, actual share ownership must be reported separately if it reaches, exceeds or falls below one of the thresholds.
Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights.
Selective “opting-out”
The shareholders have resolved to include in our Articles of Association an opting-out provision exempting Growth Equity Opportunities Fund IV, LLC, c/o New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093, and New Leaf Biopharma Opportunities I, L.P., 7 Times Square, Suite 3502, New York, NY 10036, United Stated, in each case including their direct or indirect partners or shareholders as well as any other entity or person (whether incorporated or not) that alone or together with others controls or otherwise holds any interest in them, from the duty to make a mandatory tender offer pursuant to Art. 135 of the Swiss Financial Markets Infrastructure Act (FMIA) based on Art. 125 para. 3 FMIA. The opting-out clause is limited in time and will expire on March 21, 2023, with effect for any crossing of the threshold pursuant to Art. 135 FMIA which occurs thereafter. As a result, until expiration of the opting-out clause, when exceeding the threshold of 33 1∕3% of the voting rights (whether exercisable or not) of us, the investors mentioned in the opting-out clause are, when acting alone or in concert pursuant to Art. 135 FMIA, exempted from the duty pursuant to Art. 135 FMIA to make a mandatory tender offer to the other shareholders. Different from other companies listed in Switzerland which have no opting-out clause, upon reaching the threshold of 33 1∕3% of our voting rights (whether exercisable or not) by the investors mentioned in the opting-out clause, the shareholders will neither benefit from the option to sell their shares in a mandatory tender offer nor from minority shareholder protection rules related to such mandatory tender offers.

COMPARISON OF SWISS LAW AND DELAWARE LAW
The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code suisse des obligations) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.
DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the relevant general meeting of shareholders as well as the absolute majority of the par value of the shares represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the voting rights without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.
Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect. An appraisal lawsuit won by a shareholder can be acted upon by any person who has the same legal status as the claimant. Also, a shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of damages. However, unless the company is subject to bankruptcy proceedings, or if the relevant shareholder can demonstrate having suffered a loss in a personal capacity, a shareholder will only be allowed to ask for payment of damages to the corporation. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. Under Swiss law, the winning party is

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.
Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to have a binding vote each year on the compensation due to the board of directors, executive management and advisory boards.
Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.
Classified boards are permitted.
The general meeting of shareholders elects annually (i.e. for a term until the end of the following annual general meeting) the members of the board of directors, the chairman of the board and the members of the compensation committee individually for a term of office of one year. Re-election is possible.
Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:
•
any breach of a director’s duty of loyalty to the corporation or its shareholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•
any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive management from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.
The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions. Also, a

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:
corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.
• by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;
• by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;
• by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or
• by the shareholders.
Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.
Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:
•
the duty of care; and

•
the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive management based on organizational rules. However, there are several non-transferable duties of the board of directors:
•
the overall management of the corporation and the issuing of all necessary directives;

•
determination of the corporation’s organization;

•
the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

•
the appointment and dismissal of persons entrusted with managing and representing the corporation;

•
overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•
compilation of the annual report, preparation for the general meeting of the shareholders, the

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
compensation report and implementation of its resolutions; and
•
notification of the court in the event that the company is over-indebted.

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:
•
the duty of care; and

•
the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances.
The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessarily, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.
The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.
Directors also have an obligation to treat shareholders that are in similar situations equally.

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents.
Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:
•
one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•
one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital, whichever is lower may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.
In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (1) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (2) request information from the auditors on the methods and results of their audit, (3) request that the general meeting of shareholders resolve to convene an extraordinary general meeting and (4) request, under certain circumstances and subject to certain conditions, that the general meeting of shareholders resolve a special audit.
Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all members of the board of directors for a term of office of one year (i.e. until the end of the following annual general meeting) is mandatory for listed companies.
Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director. Our articles of association require that a shareholder resolution to remove an acting director be passed with an absolute majority of the shares represented.
Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such specific rule applies to a Swiss corporation.
Dissolution; Winding up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution.
Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association. The issuance of shares that are granted more voting power requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at the relevant general meeting of shareholders.
Shares with preferential voting rights are not regarded as preference shares for these purposes.
Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.
Inspection of books and records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection and only if confidential information possessed by a corporation is protected. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:
•
out of its surplus; or

•
in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.
Payments out of the company’s stated share capital (in other words, the aggregate par value of the company’s registered share capital) in the form of dividends are not allowed; payments out of stated share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits from the previous business year or from the profits brought forward from the previous business years or if the company has distributable reserves, each as will be presented on the company’s audited annual stand-alone balance sheet and after allocations to reserves required by Swiss law and its articles of association have been deducted. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been made.

Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of authorized or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented at such meeting. The board of directors may issue shares out of the authorized share capital during a period of up to two years. Shares are created and issued out of conditional share capital through the exercise of options or of conversion rights that the board of director may grant in relation to, e.g., debt instruments or employees.
Rights plans / poison pills
Under Swiss corporation law, shareholders have pre-emptive rights to subscribe for new issuances of shares. Under certain circumstances, shareholders may authorize the board of directors to limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. However, limitation or withdrawal of shareholders’ pre-emptive rights can only be decided for valid reasons. Preventing a particular shareholder to exercise influence over the company is generally believed not to be a valid reason to limit or withdraw shareholders’ pre-emptive rights.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A., or Citibank, acts as the depositary for the ADSs representing our shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Zurich, located at 25 Seestrasee, 8021 Zurich, Switzerland.
We have appointed Citibank as depositary pursuant to a deposit agreement. The form of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-235561 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, six shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement, the ADRs and ADSs are governed by New York law. However, our obligations to the holders of shares will continue to be governed by the laws of Switzerland, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account versus as a registered holder, or as a holder of certificated versus uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable shares with the beneficial ownership rights and interests in such shares being at all times vested with the beneficial owners of the ADSs representing the shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Other Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Switzerland. The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares
Whenever we make a free distribution of shares for the securities on deposit with the custodian, we will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the shares deposited or modify the ADS-to-shares ratio, in which case each ADS you hold will represent rights and interests in the additional shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-shares ratio upon a distribution of shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•
we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•
we fail to deliver satisfactory documents to the depositary; or

•
it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Switzerland would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions
Whenever we intend to distribute property other than cash, shares or rights to purchase additional shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•
we do not request that the property be distributed to you or if we request that the property not be distributed to you; or

•
we do not deliver satisfactory documents to the depositary; or

•
the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Shares
The shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Shares
The depositary will deliver ADSs if you or your broker deposits shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the shares to the custodian and provide such documentation as may be required pursuant to the deposit agreement. Your ability to deposit shares and receive ADSs may be limited by U.S. and Swiss legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•
the shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•
all preemptive (and similar) rights, if any, with respect to such shares have been validly waived or exercised;

•
you are duly authorized to deposit the shares;

•
the shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and

•
the shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•
ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•
provide such proof of identity and genuineness of signatures, and of such other matters contemplated in the deposit agreement, as the depositary deems appropriate;

•
comply with applicable laws and regulations, including regulations imposed by us and the depositary consistent with the deposit agreement, the ADSs, the ADR and applicable law;

•
provide any transfer stamps required by the State of New York or the United States; and

•
pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying shares at the custodian’s offices. Your ability to withdraw the shares held in respect of the ADSs may be limited by U.S. and Swiss considerations applicable at the time of withdrawal. In order to withdraw the shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:
•
temporary delays that may arise because (i) the transfer books for the shares or ADSs are closed, or (ii) shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•
obligations to pay fees, taxes and similar charges; or

•
restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the shares represented by your ADSs. The voting rights of holders of shares are described in “Description of Share Capital and Articles of Association” in this prospectus.
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor, as far as practicable, subject to the laws of Switzerland and of our Articles of Association or similar documents, to vote, or have its agents vote, the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.
Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). If the depositary timely receives voting instructions which fail to specify the manner in which the depositary is to vote the securities represented by such holder’s ADSs, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders or otherwise contemplated in the deposit agreement) to have instructed the depositary to take all steps necessary to enable the independent proxy holder, as elected by the shareholders of the Company, to vote in accordance with the written proposals or recommendations of the board of directors. Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service	Fee
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of shares, upon a change in the ADS(s)-to-shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of shares	Up to U.S. 5¢ per ADS issued
• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-shares ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled
• Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held
• ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary
• Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

•
Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).

Up to U.S. 5¢ per ADS (or fraction thereof) converted
As an ADS holder you will also be responsible to pay certain charges such as:
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taxes (including applicable interest and penalties) and other governmental charges;

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the registration fees as may from time to time be in effect for the registration of shares on the share register and applicable to transfers of shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

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certain cable, telex and facsimile transmission and delivery expenses;

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the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

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the reasonable and customary out-of-pocket fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to shares, ADSs and ADRs; and

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the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
Termination
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to ADS holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the shares represented by their ADSs and to direct the depositary of such shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•
We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in shares, for the validity or worth of the shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

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The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

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We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future law or regulation, including regulations of any stock exchange or by reason of present or future provisions of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our or the depositary’s control.

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We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

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We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary also disclaim liability for the inability by any holder or beneficiary owner to benefit from any distribution, offering, right or other benefit that is made available to holders of shares but is not, under the terms of the deposit agreement, made available to you.

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We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

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No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take any of the following actions in its discretion:
•
Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law / Waiver of Jury Trial
The deposit agreement and the ADRs and ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of shares (including shares represented by ADSs) are governed by the laws of Switzerland. As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

PLAN OF DISTRIBUTION
Primary Offering
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:
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block transactions and transactions on Nasdaq or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents;

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the method of distribution;

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the public offering price or purchase price and the proceeds to us from that sale;

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the expenses of the offering;

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any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

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all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

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any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
We may also offer the shares to our existing shareholders through the granting of subscription rights on a pro rata basis, which may or may not be transferable. If in such a case not all underlying securities are subscribed for, we may then allocate the subscription rights directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to subscribe for the unsubscribed securities and to sell the corresponding shares to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
Secondary Offering
The registration statement of which this prospectus forms a part has been filed in part in respect of our obligations under a Registration Rights Agreement, dated March 22, 2018, concerning, among other things, an aggregate of 7,704,600 shares (including those issuable upon the exercise of warrants) currently held by the selling shareholder. Such shares are referred to collectively herein as the Registered Shares, and the holder of such shares is identified in this prospectus as the selling shareholder. Any Registered Shares offered and sold in the United States by the selling shareholder will be in the form of ADSs. The selling shareholder is also permitted to sell shares not represented by ADSs in private or offshore transactions, including on the SIX, which resales are not covered by this prospectus. The selling shareholder may, or may not, elect to sell Registered Shares represented by ADSs as and to the extent that it may individually determine. Such sales, if any, will be made through brokerage transactions on Nasdaq or other securities exchange in the United States at prevailing market prices.
The selling shareholder may dispose of all or a portion of the Registered Shares from time to time directly or through one or more underwriters, broker-dealers or agents. If ADSs representing our shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for any applicable underwriting discounts or commissions or agent’s commissions. ADSs representing our shares may be sold on Nasdaq or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of disposition, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the disposition, at varying prices determined at the time of disposition, or at negotiated prices. These dispositions may be effected in transactions, which may involve crosses or block transactions. The selling shareholder may use any one or more of the following methods when disposing of shares:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions and offshore transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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a combination of any such methods of disposition; and

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any other method permitted pursuant to applicable law.

The selling shareholder also may resell all or a portion of the Registered Shares in offshore transactions or open market transactions in reliance upon Regulation S under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in dispositions. If the selling shareholder effects such transactions by selling ADSs representing our shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive applicable commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of ADSs representing our shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and Supplementary Material .01 and Supplementary Material .02 thereto.
In connection with dispositions of ADSs representing Registered Shares, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of ADSs representing Registered Shares in the course of hedging in positions they assume. The selling shareholder may also sell ADSs representing Registered Shares short and, if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the Commission, the selling shareholder may deliver ADSs representing Registered Shares to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge ADSs representing Registered Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholder has been advised that it may not use Registered Shares to cover short sales of our shares (or ADSs representing shares) made prior to the date the amended registration statement of which this prospectus forms a part has been declared effective by the SEC.
The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the warrants or ADSs representing Registered Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ADSs representing Registered Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The selling shareholder also may transfer and donate the ADSs representing Registered Shares in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholder and any broker-dealer or agents participating in the distribution of the ADSs representing Registered Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such dispositions. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the ADSs representing our Registered Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Upon our being notified in writing by the selling shareholder that it is a registered broker-deal or that it has entered into any material arrangement with a broker-dealer for the sale of ADSs representing Registered

Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of ADSs representing Registered Shares involved, (iii) the price at which such ADSs representing Registered Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of ADSs representing Registered Shares by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs representing Registered Shares to engage in market-making activities with respect thereto. All of the foregoing may affect the marketability of ADSs representing Registered Shares and the ability of any person or entity to engage in market-making activities with respect thereto.
We will pay all expenses of the registration of ADSs representing our shares pursuant to the registration rights agreement with respect thereto, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, if any; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any, incurred by such selling shareholder in connection with the disposition of Registered Shares. We will indemnify the selling shareholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
We are not party to any arrangement with the selling shareholder or any broker-dealer with respect to disposition of ADSs or Registered Shares, other than the Registration Rights Agreement described in the foregoing paragraph. Therefore, we will not have any input if, when and how any selling shareholder elects to dispose of ADSs representing the selling shareholder’s Registered Shares or the price or prices at which any such disposition may occur, and there can be no assurance that the selling shareholder will exchange its Registered Shares for ADSs or dispose of any or all of the ADSs representing such shares even if so exchanged pursuant to the deposit agreement governing the ADSs. We will not receive proceeds from any disposition of Registered Shares in the form of ADSs by the selling shareholder.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS
We are organized under the laws of Switzerland and our registered office and domicile is located in
Plan-les-Ouates, Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.
Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:
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the non-Swiss court had jurisdiction pursuant to the PILA;

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the judgment of such non-Swiss court has become final and non-appealable;

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the judgment does not contravene Swiss public policy;

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the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

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no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.
Amount To Be Paid
SEC registration fee		$17,859
FINRA filing fee		$23,000
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*
To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS
Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York law. Unless otherwise indicated in any prospectus supplement, Homburger AG will pass upon the validity of the securities to be offered and other legal matters relating to Swiss law. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2020, and for year ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO AG, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements as of December 31, 2019, and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:
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Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;

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Our reports on Form 6-K furnished to the SEC on January 12, 2021, January 21, 2021, February 16, 2021, February 17, 2021 and March 11, 2021; and

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The description of our shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 14, 2020, including any amendments or reports filed for the purposes of updating this description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Addex Therapeutics Ltd, Attn: Head of Finance, Chemin des Mines 9, CH-1202 Geneva, Switzerland, or by telephone at +41 22 884 1555.
You also may access these filings on our website at www.addextherapeutics.com/en/ through which you can access our SEC filings. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

3,752,202 Shares
(in the form of 625,367 American Depositary Shares)
CHF 1.00 per Share
$6.50 per American Depositary Share
Prospectus Supplement
H.C. Wainwright & Co.
December 16, 2021